DENTSPLY International Inc. World Headquarters Susquehanna Commerce Center – Suite 60W 221 West Philadelphia Street York, PA 17405-0872 (717) 845-7511 – Direct (717) 854-2343 – Fax

April 21, 2011

Dear DENTSPLY Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders to be held on Wednesday, May 25, 2011, at 9:30 a.m., at the Company’s World Headquarters, 221 West Philadelphia Street, Suite 60W, in York, Pennsylvania.

The Annual Meeting will include voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, a report on Company operations and discussion.

Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by voting your proxy. You have three ways to vote your proxy. You may vote by mail by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided, you may vote by telephone by calling 1-800-690-6903 and following the instructions, or you may vote by internet by following the instructions on the proxy card or going to the internet at www.proxyvote.com and following the instructions on that site. Your vote is important. Please take a moment to vote through one of the above methods.

Sincerely,
Bret W. Wise Chairman of the Board and Chief Executive Officer

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER – SUITE 60W
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17405-0872

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 25, 2011

The Annual Meeting of Stockholders (the “Annual Meeting”) of DENTSPLY International Inc. (the “Company”), a Delaware corporation, will be held on Wednesday, May 25, 2011, at 9:30 a.m., local time, at the Company’s World Headquarters, 221 West Philadelphia Street, Suite 60W, in York, Pennsylvania, for the following purposes:

1.	To elect four Class I directors to serve for a term of three years and until their respective successors are duly elected and qualified;
2.	To ratify the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit financial statements of the Company for the year ending December 31, 2011;
3.	To provide a non-binding advisory vote on the Company’s executive compensation;
4.	To provide a non-binding advisory vote on the frequency of voting on executive compensation; and
5.	To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

The Board of Directors of the Company (the “Board”) fixed the close of business on March 28, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

The enclosed proxy is solicited by the Board. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

A complete list of the stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any stockholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting, at the office of the Company’s Secretary, Susquehanna Commerce Center - Suite 60W, 221 West Philadelphia Street, York, Pennsylvania.

The Board urges you to vote your proxy by mail, by telephone or through the internet. You are cordially invited to attend the Annual Meeting in person. The voting of your proxy will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

By Order of the Board of Directors, Deborah M. Rasin Vice President, Secretary and General Counsel

York, Pennsylvania
April 21, 2011

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU
OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. OR, IF YOU WISH, YOU MAY PROVIDE YOUR PROXY INSTRUCTION USING THE TELEPHONE BY CALLING 1-800-690-6903, OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN VOTING YOUR PROXY PROMPTLY.

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER – SUITE 60W
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17405-0872

i

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER – SUITE 60W
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17405-0872

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of DENTSPLY International Inc. (“DENTSPLY” or the “Company”), a Delaware corporation, for use at the Company’s 2011 Annual Meeting of Stockholders (together with any and all adjournments and postponements thereof, the “Annual Meeting”) to be held on Wednesday, May 25, 2011, at 9:30 a.m., local time, at the Company’s World Headquarters, 221 West Philadelphia Street, Suite 60W, in York, Pennsylvania, for the purposes set forth in the accompanying Notice of Annual Meeting (the “Notice”). This Proxy Statement, together with the foregoing Notice and the enclosed proxy card, are first being sent to stockholders on or about April 21, 2011.

The Board fixed the close of business on March 28, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were 141,040,435 shares of Common Stock of the Company, par value $0.01 per share (“Common Stock”), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy. The presence, in person or by proxy at the Annual Meeting, of shares of Common Stock representing at least a majority of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting.

Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, either by mail, telephone or the internet, which is solicited by the Board and which will be voted as you direct. In the absence of instructions, shares represented by properly provided proxies will be voted as recommended by the Board.

Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

The cost of solicitation of proxies for use at the Annual Meeting and sought by the Board will be borne by the Company. Solicitations will be made primarily by mail, facsimile or through the internet, and employees or agents of the Company may solicit proxies personally or by telephone for no additional consideration. The Company may specifically engage a firm to assist in the solicitation of proxies on behalf of the Board and would anticipate paying a reasonable fee for such services plus reasonable out-of-pocket expenses.

Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names. The Company will reimburse these record holders for their reasonable out-of-pocket expenses incurred in doing so. Shares represented by a duly completed proxy submitted by a nominee holder on behalf of beneficial owners will be counted for quorum purposes, and will be voted to the extent instructed by the nominee holder on the proxy card or through the internet. The rules applicable to a nominee holder may preclude it from voting the shares that it holds on certain kinds of proposals unless it receives voting instructions from the beneficial owners of the shares (sometimes referred to as “broker non-votes”).

PROPOSAL 1

ELECTION OF DIRECTORS

The Restated Certificate of Incorporation and the by-laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by the Board. The Board is currently comprised of eleven persons.

Pursuant to the Company’s Restated Certificate of Incorporation, the members of the Board are divided into three classes. Each class is to consist, as nearly as may be possible, of one-third of the whole number of members of the Board. The term of the Class I directors expires at the Annual Meeting. The terms of the Class II and Class III directors will expire at the 2012 and 2013 Annual Meetings of Stockholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director he/she succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.

Four incumbent Class I directors are nominees for election to the Board this year for a three year term expiring at the 2014 Annual Meeting of Stockholders.

The proxy named in the proxy card and on the internet voting site intends to vote for the election of the four Class I nominees listed below unless otherwise instructed. If any nominee becomes unable to serve, the proxy may vote for another person designated by the Board or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

The Company’s by-laws require that stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders, comply with certain procedures. See “Stockholder Proposals for Proxy Statement and Nominations” in this Proxy Statement.

Set forth below is certain information with regard to each of the nominees for election as Class I directors and each continuing Class II and Class III director.

In addition to the attributes and skills identified for all directors as described in the Corporate Governance and Nominating Committee (“Governance Committee”) report on page 9 of this Proxy Statement, the Governance Committee also considered the qualifications of each director described below their biographical information.

Nominees for Election as Class I Directors

Name and Age	Principal Occupation and Directorships
Michael C. Alfano, D.M.D., Ph.D. Age 63	Dr. Alfano is Executive Vice President at New York University (“NYU”) where he is responsible for Finance, Budget, Endowment, Real Estate, Facilities, Information Technology, Treasury and Human Resources. He is also Professor of Basic Science and Craniofacial Biology at the NYU College of Dentistry since 1998, where he served as Dean until 2006. Beginning in 1982 until 1998 he held a number of positions with Block Drug Company, including Senior Vice President for Research & Technology and President of Block Professional Dental Products Company. He served on the Board of Directors of Block Drug Company, Inc. from1988 to 1998. He serves as a member of, or consultant to, various public health organizations, including the Editorial Board of the American Journal of Dentistry since 1987, the Consumer Healthcare Product Association and as the industry representative to the Non-Prescription Drugs Advisory Committee of the FDA from 2001 to 2005. He is a founding director of the Friends of the National Institute for Dental and Craniofacial Research, and he is a founding director of the not-for-profit Santa Fe Group. He was also a Trustee of the New York State Dental Foundation until 2006. In 2010, Dr. Alfano became a director of the not-for-profit Delta Dental of New York and of the YMCA of Greater New York. Dr. Alfano was appointed to the DENTSPLY Board of Directors in February 2001.
Qualifications considered for Dr. Alfano included his education, training and experience as a dentist; his experience in research management and in a publicly traded medical technology company; his knowledge and experience in FDA matters; and his leadership role in the health and dental field.
Eric K. Brandt Age 48	Mr. Brandt serves as Executive Vice President and Chief Financial Officer of Broadcom Corporation, a Fortune 500 high-tech company, which he joined in March 2007. From September 2005 until March 2007, he served as President and Chief Executive Officer at Avanir Pharmaceuticals. Beginning in 1999, he held various positions at Allergan, Inc., including Corporate Vice President and Chief Financial Officer until 2001, President of Consumer Eye Care from 2001 to 2002, and in 2005, until his departure, Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, he was Vice President and Partner at Boston Consulting Group (“BCG”), and a senior member of the BCG Health Care and Operations practices. Mr. Brandt served as a director of Vertex Pharmaceuticals, Inc. from 2005 – 2009 and as a director of Avanir Pharmaceuticals from 2006 – 2007. He serves on the Board of Directors for LAM Research Corporation. Mr. Brandt was appointed to the DENTSPLY Board of Directors in November 2004.
Qualifications considered for Mr. Brandt included his general business skills, expertise and experience; his experience in publicly traded medical technology companies; his experience in business development and corporate strategy development; and his experience in accounting and financial matters.

Name and Age	Principal Occupation and Directorships
William F. Hecht Age 68	Mr. Hecht retired as Chairman of the Board and Chief Executive Officer of PPL Corporation, a diversified utility and energy services company, on October 1, 2006. He was elected President and Chief Operating Officer in 1991 and Chairman and Chief Executive Officer in 1993. In addition to PPL Corporation, he served on the Boards of PPL Electric Utilities Corporation and PPL Energy Supply, LLC, subsidiaries of PPL Corporation. Mr. Hecht also served as Chairman of the Board of Directors of the Federal Reserve Bank of Philadelphia through December 31, 2009. He served as a director of RenaissanceRe Holdings Ltd., through August 2010. He also serves as a trustee of Lehigh University and as a trustee of the Lehigh Valley Health Network. Mr. Hecht was appointed to the DENTSPLY Board of Directors in March 2001.
Qualifications considered for Mr. Hecht included his knowledge and general business experience, including leadership roles as an executive and a board member; his extensive experience in financial matters; and his extensive experience in business development and corporate strategy development.
Francis J. Lunger Age 65	Mr. Lunger served on the Board of Millipore Corporation from 2001 until March 2005, including serving as Chairman from April 2002 until April 2004. Mr. Lunger joined Millipore in 1997 as Senior Vice President and Chief Financial Officer and held several executive management positions, which included serving as Executive Vice President and Chief Operating Officer from 2000 until 2001, and President and Chief Executive Officer from August 2001 until January 2005. Prior to joining Millipore, Mr. Lunger held executive management positions at Oak Industries, Inc., Nashua Corporation, and Raychem Corporation. From June 2007 through July 2010, Mr. Lunger served as a director of NDS Surgical Imaging. Since July 2009, Mr. Lunger has been an Operating Partner with Linden LLC. Mr. Lunger was elected to the DENTSPLY Board of Directors in May 2005.
Qualifications considered for Mr. Lunger included his deep and significant business experience, including leadership roles as an executive and a board member; his experience in a publicly traded life sciences tools company; and his experience in accounting and financial matters.

Directors Continuing as Class II Directors

Name and Age	Principal Occupation and Directorships
Willie A. Deese Age 55	Mr. Deese has served as Executive Vice President at Merck & Co., Inc., since 2008 and President of the Merck Manufacturing Division since 2005. Mr. Deese originally joined Merck in 2004 as the company’s Senior Vice President of Global Procurement. Previously, Mr. Deese served as Senior Vice President of Global Procurement and Logistics at GlaxoSmithKline and as Vice President of Purchasing, at Kaiser Permanente. Mr. Deese was appointed to the DENTSPLY Board of Directors in February 2011.
Qualifications considered for Mr. Deese included his business experience, including leadership roles as an executive and his experience and expertise in the manufacturing of regulated medical products.
Leslie A. Jones Age 71	Mr. Jones served as Chairman of the Board of the Company from May 1996 to May 1998. From January 1991 to January 1992, he was a Senior Vice President and Special Assistant to the President of DENTSPLY. Prior to that time, Mr. Jones served as Senior Vice President of North American Operations. Mr. Jones has served as a director of the Company since the merger of Dentsply International Inc., (“Old Dentsply”) with Gendex Corporation (“Gendex”) on June 11, 1993 (the “Merger”), and prior to the Merger served as a director of Old Dentsply.
Qualifications considered for Mr. Jones included his general business experience; his long history and knowledge of the dental industry; and in particular, his knowledge and experience with the Company.
Bret W. Wise Age 50	Mr. Wise has served as Chairman of the Board and Chief Executive Officer of the Company since January 1, 2007 and also served as President in 2007 and 2008. Prior to that time, Mr. Wise served as President and Chief Operating Officer in 2006, as Executive Vice President in 2005 and Senior Vice President and Chief Financial Officer from December 2002 through December 2004. Prior to that time, Mr. Wise was Senior Vice President and Chief Financial Officer with Ferro Corporation of Cleveland, OH (1999 – 2002), Vice President and Chief Financial Officer at WCI Steel, Inc., of Warren, OH, (1994 – 1999) and prior to that was a partner with KPMG LLP and qualified as a Certified Public Accountant. Mr. Wise serves on the boards of the National Foundation of Dentistry for the Handicapped and the Dental Trade Alliance, currently as its chairman, and served on the Board of IMS Health until February 26, 2010, when the company was sold. He joined the DENTSPLY Board of Directors in August 2006 and was named Chairman of the Board in January 2007.
Qualifications considered for Mr. Wise included his role as the current Chief Executive Officer of the Company; his deep and active knowledge and understanding of the dental business and the Company; and his overall general business, financial and accounting knowledge.

Directors Continuing as Class III Directors

Name and Age	Principal Occupation and Directorships
Paula H. Cholmondeley Age 64	Ms. Cholmondeley served as a private consultant on Strategic Planning from 2004 to 2009. She served as the Vice President and General Manager of Specialty Products for Sappi Fine Paper, a subsidiary of Sappi Limited from April 2000 until January 2004, and prior to that from January 1998 until April 2000, she was a private consultant on Strategic Planning and Mergers and Acquisitions. From 1992 until January 1998, Ms. Cholmondeley held various management positions with Owens Corning, including General Manager of Residential Insulation. Ms. Cholmondeley served as a White House Fellow and a Special Assistant to the U.S. Trade Representative for several countries in the Far East from 1982 to 1983. She has also held a number of significant positions with other companies including managerial positions with Westinghouse Elevator Company, and as Chief Financial Officer and Senior Vice President for Blue Cross of Greater Philadelphia. She is a former Certified Public Accountant. Ms. Cholmondeley is an independent trustee of Nationwide Mutual Fund. She also serves on the Boards of Terex Corporation, Albany International, and Minerals Technologies, Inc. Ms. Cholmondeley served on the Board of Ultralife Batteries from June 2004 until June 2010. Ms. Cholmondeley was appointed to the DENTSPLY Board of Directors in September 2001.
Qualifications considered for Ms. Cholmondeley included her general and varied business operating experience, including leadership positions and experience in international matters; her experience serving as a board member; and her experience in accounting and financial matters.
Michael J. Coleman Age 67	Mr. Coleman is the Chairman of the Board of Cool Media Company and a partner in CS&W Associates Media Management, both based in Cocoa Beach, Florida. He served as Chairman of Cape Publications in Melbourne, Florida until retiring from that position on January 1, 2007. He previously served as Publisher of FLORIDA TODAY and President of the Gannett Co., Inc., South Newspaper Group from 1991 to April 2006. He serves as a director of Ron Jon Surf Shops Worldwide and Florida Bank of Commerce, Orlando, Florida, and as a Trustee of the Freedom Forum and its Diversity Institute and its Newseum, all based in Washington, D.C. Mr. Coleman has served as a director of the Company since the Merger, and prior thereto as a director of Gendex.
Qualifications considered for Mr. Coleman included his general business experience and his leadership role in several business positions, as well as his long history with and knowledge of the Company and the dental industry.

Name and Age	Principal Occupation and Directorships
John C. Miles, II Age 69	Mr. Miles served as Chairman of the Board from May 1998 until May 2005, and remains a director of the Company. In January 2004, he retired from his position as Chief Executive Officer, a position which he held since January 1, 1996. Mr. Miles served as Vice Chairman of the Board from January 1, 1997 until becoming Chairman of the Board in May 1998. Prior to January 1, 1996, he had been President and Chief Operating Officer since the Merger, and served as President and Chief Operating Officer of Old Dentsply prior to the Merger. Mr. Miles has been a director of the Company since the Merger and was a director of Old Dentsply commencing January 1990.
Qualifications considered for Mr. Miles included his general business experience; leadership experience in the medical device industry; his long history and knowledge of the dental industry; his knowledge and experience with the Company; his experience as a board member of several medical device companies; and his experience in financial matters.
John L. Miclot Age 52	Mr. Miclot is currently an Executive-in-Residence at Warburg Pincus. From November 2008 through March 2010, he served as President and Chief Executive Officer of CCS Medical Inc., a provider of products and services for patients with chronic diseases. Prior to joining CCS Medical, he was the President and Chief Executive Officer of Respironics, Inc., from 2003 until November 2008. Mr. Miclot served in various positions at Respironics, Inc. from 1998 to 2003, including Chief Strategic Officer and President of the Homecare Division. Previously, Mr. Miclot served in various positions at Healthdyne Technologies, Inc., including Senior Vice President, Sales and Marketing, from 1995 to 1998. Mr. Miclot is a director of Wright Medical and serves as Chairman of the Board of Breathe Technologies, as well as a director of the Pittsburgh Zoo & PPG Aquarium and Burger King Cancer Caring Center.
Qualifications considered for Mr. Miclot included his experience in publicly traded medical technology companies; his general business skills, expertise and experience; and his general experience in financial matters.

Votes Required

Nominees for director in an uncontested election are to be elected by a majority vote of the votes cast at the Annual Meeting (known as “majority voting”). If any nominee who is a sitting director receives less than a majority of the votes cast, a previously tendered resignation by such director becomes effective. The acceptance or rejection of such resignation shall be determined by the Board, taking into consideration, to the extent determinable, the reasons the nominee did not receive a majority vote.

The Board of Directors unanimously recommends a vote FOR the nominees for election as Class I Directors.

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors Meetings

The Board held six meetings during 2010, one of which was a telephone meeting. The Board has determined that the following directors are “independent” under the Listing Standards: Michael C. Alfano, Eric K. Brandt, Paula H. Cholmondeley, Michael J. Coleman, Willie A. Deese, William F. Hecht, Leslie A. Jones, Francis J. Lunger, John L. Miclot and John C. Miles, II. In determining the independence of Dr. Alfano, the Board considered the fact that Dr. Alfano is the Executive Vice President of New York University and from time to time the Company sells products to, and sponsors research conducted by certain dental professionals of the New York University College of Dentistry. The Board determined that Dr. Alfano has no personal interest or involvement in such transactions and that such transactions are conducted by the relevant businesspeople on an arms length basis with the College of Dentistry. The Board has an Executive Committee, an Audit and Finance Committee, a Governance Committee and a Human Resources Committee. No directors attended fewer than 75% of the total number of meetings of the Board and the meetings of any committee of the Board on which a director served during the year ended December 31, 2010. The current composition and activities of the committees are described below.

Executive Committee

The Executive Committee acts for the Board and provides guidance to the executive officers of the Company between meetings of the Board. The members of the Executive Committee in 2010 were Messrs. Wise (Chairperson), Hecht, Jones and Miles. The Executive Committee held four telephone meetings during 2010. The Executive Committee members remain the same as of March 28, 2011.

Audit and Finance Committee

The Audit and Finance Committee (“the Audit Committee”) is responsible for selecting and retaining the independent registered public accounting firm, setting the independent registered public accounting firm’s compensation, pre-approving all auditing and permitted non-audit services by the independent registered public accounting firm, reviewing with the independent registered public accounting firm the scope and results of the audit, reviewing the adequacy and effectiveness of the Company’s system of internal control and performing the other duties set forth in the Audit Committee Charter (a copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix B).

The members of the Audit Committee in 2010 were Messrs. Lunger (Chairperson) and Miles and Ms. Cholmondeley, who was on the Committee through May 10. Mr. Miclot joined the Audit Committee on May 10. All of the Audit Committee Members are independent as defined in the Listing Standards. The Board has determined that Mr. Lunger is an Audit Committee Financial Expert under the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Audit Committee held ten meetings during 2010, five of which were telephone meetings. As of March 28, 2011, the Audit Committee members remain the same as at the end of 2010.

Governance Committee

The Governance Committee is responsible for identifying and recommending individuals as nominees to serve on the Board, reviewing and recommending Board policies and governance practices and appraising the performance of the Board and performing the other duties set forth in the Governance Committee Charter (a copy of the Governance Committee Charter is attached to this Proxy Statement as Appendix C). The members of the Governance Committee in 2010 were Messrs. Hecht (Chairperson), Jones and Smith, who was on the Committee until he retired on May 10, and Ms. Cholmondeley, beginning May 10, all of whom are independent as defined in the Listing Standards. The Corporate Governance Committee held eight meetings during 2010, three of which were telephone meetings. As of March 28, 2011, the members of the Governance Committee remain the same as at the end of 2010.

It is the policy of the Governance Committee to consider any candidates for nomination to the Board who are recommended and submitted by stockholders in accordance with the Company’s by-laws (see

Stockholder Proposals for Proxy Statement and Nominations in this Proxy Statement). No such candidates were submitted to the Company for consideration. The Governance Committee’s policy is to evaluate any proposed candidates under the criteria utilized by the Governance Committee to evaluate all potential nominees, including, at a minimum, the following attributes:

•	the proven ability and experience to bring informed, thoughtful and well-considered opinions to corporate management and the Board;
•	the competence, maturity and integrity to monitor and evaluate the Company’s management, performance and policies;
•	the willingness and ability to devote the necessary time and effort required for service on the Board;
•	the capacity to provide additional strength, diversity of view and new perceptions to the Board and its activities;
•	the necessary measure of communication skills and self-confidence to ensure ease of participation in Board discussion; and
•	who hold or have held a senior position with a significant business corporation or a position of senior leadership in an educational, medical, religious, or other non-profit institution or foundation of significance.

When the Governance Committee engages in a process to identify director candidates, other than directors standing for re-election, the Governance Committee polls the existing directors for recommendations and generally utilizes the service of a search firm to identify potential candidates. All potential candidates are screened relative to their qualifications and go through an interview process with the Governance Committee and, if desired, by other members of the Board. When the Governance Committee uses a search firm, a fee is paid for such services.

Diversity Considerations

The Board recognizes the value of having a Board comprised of individuals that have varied experience and can bring different perspectives to Board discussions and activities. For this reason, when considering nominees for Board seats, the Board Governance Committee considers the diversity of nominees or candidates for election to the Board. Included in the criteria the Governance Committee considers in evaluating candidates for the Board is to identify candidates who have the capacity to provide additional strength and diversity of view to the Board and its activities.

Human Resources Committee

The Human Resources (“HR”) Committee is responsible for evaluating and administering compensation levels for all senior officers of the Company, reviewing and evaluating employee compensation generally and employee benefit plans, and other activities as set forth in the HR Committee Charter (a copy of the HR Committee Charter is attached to this Proxy Statement as Appendix D). The role of the Committee with respect to executive compensation is to oversee DENTSPLY’s compensation plans and policies, administer its equity incentive plans, including review and approve all compensation decisions relating to executive officers, (including the executive officers named in the Summary Compensation Table other than the Chief Executive Officer (“CEO”), whose compensation is established by the independent directors of the board) (collectively the “Named Executive Officers”). Its members in 2010 were Mr. Coleman (Chairperson), Dr. Alfano, Mr. Brandt, and Ms. Dixon, who was on the committee until July 28, all of whom are independent as defined in the Listing Standards. The HR Committee met seven times during 2010, three of which were telephone meetings. As of March 28, 2011, the members of the HR Committee remain the same as at the end of 2010.

Human Resources Committee Interlocks and Insider Participation

None of the current members of the HR Committee has ever been an officer or employee of DENTSPLY. None of our executive officers served as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or HR Committee.

Attendance at Annual Meetings

The Company has no policy regarding the attendance of Board members at the Company’s Annual Meeting. In 2010, all Board members attended the Annual Meeting.

Related Person Transactions

No related person transactions were noted for the year ended December 31, 2010.

The Company has a written policy and procedures with respect to the review and approval of Related Person Transactions (“Transaction”), as defined below. The Governance Committee reviews the material facts of all Transactions that require the Governance Committee’s approval and either approves or disapproves of the entry into the Transaction, subject to certain identified exceptions described below. In determining whether to approve or ratify a Transaction, the Governance Committee takes into account, among other factors it deems appropriate, whether the Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the Transaction. The Chair of the Governance Committee is delegated the authority by the Board to approve Transactions that, because of timing or scheduling, are not feasible to be approved by the full Governance Committee.

The policy applies to any transaction, arrangement or relationship in which the Company (including any of its subsidiaries) will be a participant and in which any Related Person (as defined by SEC Rules) will have a direct or indirect material interest, and the amount involved exceeds $120,000 (a “Related Person Transaction”).

The Governance Committee has pre-approved, under the policy, the following Transactions without regard to the amount involved:

1.	any Transaction involving the compensation, employment and/or benefits of an executive officer of the Company if the compensation arising from the Transaction is required to be reported in the Company’s proxy statement;
2.	any Transaction involving the compensation, employment and/or benefits of an executive officer of the Company that is not a “Named Executive Officer” (as that term is defined in Item 402(a)(3) of Regulation S-K) if (a) the executive officer is not an immediate family member of another executive officer or director of the Company, (b) the compensation arising from the Transaction would have been reported under Item 402 as compensation earned for services to the Company if the executive officer was a “Named Executive Officer”, and (c) such compensation had been approved, or recommended to the Board for approval, by the HR Committee of the Board;
3.	any Transaction involving the compensation, services and/or benefits of a director if the compensation arising from the Transaction is required to be reported in the Company’s proxy statement;
4.	any Transaction where the Related Person’s interest arises solely from the ownership of the Company’s Common Stock and all holders of the Company’s Common Stock received the same benefit on a pro rata basis;
5.	any Transaction with a Related Person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;
6.	any Transaction with a Related Person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and
7.	any Transaction in which the interest of the Related Person arises solely from such person’s position as a director of another firm, corporation or other entity that is a party to the Transaction.

Except to the extent pre-approved, as noted above, Transactions are subject to the following procedures. The Related Person notifies the General Counsel of the Company of any proposed Transaction, including: the Related Person’s relationship to the Company and interest in the proposed Transaction; the material terms of the proposed Transaction; the benefits to the Company of the proposed Transaction; and the availability from alternative sources of the products or services that are the subject of the proposed Transaction.

The proposed Transaction is submitted to the Governance Committee for consideration at the next Governance Committee meeting or, if the legal department, after consultation with the CEO or the CFO, determines that the Company should not wait until the next Governance Committee meeting, to the Chair of the Governance Committee acting pursuant to authority delegated by the Board. Any Transactions approved pursuant to delegated authority by the Chair of the Governance Committee, is reported to the Governance Committee at the next Governance Committee meeting.

To the extent the Company becomes aware of a Transaction that was not previously approved under this policy, it shall be promptly reviewed as described above and be ratified, amended or terminated, as determined appropriate by the Governance Committee.

Board Leadership

The Board’s current leadership structure is a Chairman, who is also the Company’s CEO, and a Lead Director, who is an independent Director. The role of the Lead Director is generally described in the Company’s Corporate Governance Guidelines and includes the following:

(a)	call for Executive Sessions of the independent directors;
(b)	preside at Board meetings in the absence of the Chairman and at Executive Sessions of the independent directors;
(c)	provide the Chairman with input into the agenda for Board meetings, and on other matters as deemed appropriate by the Board, or on behalf of the independent Directors, and recommend the agenda for Executive Sessions of independent Directors, to the extent deemed necessary;
(d)	be available for consultation with other Directors, act as the principal liaison between the independent Directors and the CEO, and apprise the CEO, as appropriate, of activities of the Board in Executive Sessions; and
(e)	be available for consultation with the CEO and communicate the expectations of the Board to the CEO.

The Board does not have a fixed policy on whether the Chairman should also be the Chief Executive Officer. The Board periodically evaluates its leadership structure to determine what it believes is the optimum structure at any point in time.

In general, the Board believes the combined role of Chairman and CEO promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. This leadership structure has served the Company well and has resulted in the continued progress on the Company’s strategic plan and growth and financial success of the Company. The Board believes that these results are, in part, the product of the unified and focused leadership of its Chairman and CEO.

The Company has adopted various policies to ensure a strong and independent Board. Currently, all directors, with the exception of the Chairman, are independent as defined under NASDAQ regulations, and the Audit and Finance, Corporate Governance and Nominating and Human Resources Committees of the Board are made up entirely of independent directors. In addition, the Board is comprised of strong and experienced directors who are or have been leaders in other companies or institutions, are independent thinkers and have a wide range of expertise and skills.

Additionally, the Board regularly meets in executive session without the presence of management and the CEO. The Lead Director presides at these meetings and provides the Board’s guidance and feedback to the Chairman and the Company’s management team. Further, the Board has access to the Company’s management team. On a regular basis, the Board and its committees receive valuable information and insight from management on the status of the Company and the Company’s current and future issues.

Given the leadership roles of the Company’s Chairman and CEO and the Lead Director and a Board comprised of strong and independent directors, the Board believes its current leadership structure is in the best interests of the Company and its stockholders.

Risk Oversight

The Board oversees the management of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. In this regard, the Board seeks to understand and oversee the most critical risks relating to the Company’s business, allocate responsibilities for the oversight of risks among the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing the Company. Risks falling within this area include but are not limited to general business and industry risks, operating risks, financial risks and compliance and regulatory risks. Overseeing risk is an ongoing process and is inherently tied to the Company’s operations and overall strategy. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board oversees risk, Company management is charged with identifying and managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate information about risk to the Board. Risk management is not allocated to a single risk management officer within the Company, but rather is administered by management in an approach that is designed to ensure that the most significant risks to the Company, on a consolidated basis, are being managed and monitored appropriately. This process includes:

•	identifying the material risks that the Company faces;
•	establishing and assessing processes for managing that risk;
•	determining the Company’s risk appetite and mitigation strategies and responsibilities; and
•	making regular reports to the Board on management’s assessment of exposure to risk and steps management has taken to monitor and deal with such exposure.

The Board implements its risk oversight function both as a whole and through delegation to the Board committees. These committees meet regularly and report back to the full Board. In performing this function, each committee has full access to management, as well as the ability to engage advisors.

The Audit Committee oversees the Company’s processes for assessing financial risks and the effectiveness of the Company’s system of internal controls. In performing this function, the Audit Committee considers information from the Company’s independent registered public accounting firm and internal auditors and discusses relevant issues with each of them and management.

The Governance Committee manages risks associated with the independence of the Board of Directors, potential conflicts of interest and overall corporate governance.

The HR Committee oversees and evaluates the risks associated with the Company’s compensation philosophy and programs.

Also, the Company’s leadership structure, discussed in the “Board Leadership” section of this Proxy, supports the risk oversight function of the Board. The Company has a combined Chairman of the Board and CEO who keeps the Board informed about the risks facing the Company in general and with respect to specific activity. In addition, independent directors chair the Board committees involved with risk oversight and there is open communication between senior management and directors.

COMPENSATION OF DIRECTORS

Members of the Board who are not employees of the Company (“Outside Directors”) received an annual fee in 2010 of $40,000. Outside Directors who were chairpersons of the Human Resources and Governance Committees received an additional annual fee of $7,500, the chairperson of the Audit Committee received an additional annual fee of $10,000 and the Lead Director received an additional annual fee of $10,000. In 2010, outside Directors also received a fee of $1,500 for each Board and committee meeting attended and $1,000 for each Board and committee meeting attended via teleconferencing. As of March 28, 2011, these fees remain the same. Annual fees are paid quarterly. Each Outside Director receives equity incentive grants, currently stock options and restricted stock units, as fixed from time to time by the Board. In 2010, the equity incentive compensation for directors was set at an expected annual value of $115,000, using the binomial method of calculation; however, because of the change in timing of equity grants, as described below, the actual grant values varied for the directors. There were 91,787 nonqualified stock options and 11,100 restricted stock units granted to directors collectively in 2010. Directors are reimbursed for travel and other expenses relating to attendance at Board and committee meetings.

Effective January 1, 1997, the Company established a Directors’ Deferred Compensation Plan (the “Deferred Plan”). The Deferred Plan permits Outside Directors to elect to defer receipt of directors’ fees or other compensation for their services as directors. Outside Directors can elect to have their deferred payments administered as a cash with interest account or a stock unit account. Distributions to a director under the Deferred Plan will not be made to any Outside Director until the Outside Director ceases to be a Board member.

The following table shows the compensation paid to the Company’s Outside Directors for the year ended December 31, 2010.

2010 Directors Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Dr. Michael C. Alfano (2)	55,500	39,860	108,072	203,432
Eric K. Brandt (3)	56,500	39,860	91,525	187,885
Paula H. Cholmondeley (4)	60,000	39,860	91,525	191,385
Michael J. Coleman (5)	63,500	39,860	91,525	194,885
Dr. Wendy L. Dixon (6)	29,000	39,860	91,525	160,385
William F. Hecht (7)	81,500	39,860	101,476	222,836
Leslie A. Jones (8)	60,000	39,860	91,525	191,385
Francis J. Lunger (9)	71,000	39,860	91,525	202,385
John L. Miclot (10)	40,500	39,860	91,525	171,885
John C. Miles II (11)	65,000	39,860	91,525	196,385
W. Keith Smith (12)	12,667	—	—	12,667

(1)	Mr. Wise is not shown in this table since he was an employee of the Company as of December 31, 2010. His compensation is shown in the Summary Compensation Table.
(2)	Dr. Alfano elected to receive his compensation in the form of cash. Compensation to Dr. Alfano consisted of fees of $15,500 for attending Board and committee meetings and the annual fee of $40,000.
(3)	Mr. Brandt elected to receive his compensation in the form of cash. Compensation to Mr. Brandt consisted of fees of $16,500 for attending Board and committee meetings and the annual fee of $40,000.
(4)	Ms. Cholmondeley elected to receive her compensation in form of cash. Compensation to Ms. Cholmondeley consisted of fees of $20,000 for attending Board and committee meetings and the annual fee of $40,000.

(5)	Mr. Coleman elected to receive his compensation in the form of deferral to a savings account with interest. His compensation consisted of fees of $16,000 for attending Board and committee meetings and the annual fee of $47,500, which included the fee for chairing the HR Committee during 2010.
(6)	Dr. Dixon elected to receive her compensation in the form of cash. Compensation to Dr. Dixon consisted of fees of $9,000 for attending Board and committee meetings and the annual fee of $20,000. Dr. Dixon resigned from the Board as of July 2010.
(7)	Mr. Hecht elected to receive his compensation in the form of deferral to stock units with dividends. Compensation to Mr. Hecht consisted of fees of $24,000 for attending Board and committee meetings and the annual fee of $57,500, which included the fee for chairing the Governance Committee for the 3rd and 4th quarter and serving as the Lead Director role in 2010.
(8)	Mr. Jones elected to receive his compensation in the form of deferral to a savings account with interest. Compensation to Mr. Jones consisted of fees of $20,000 for attending Board and committee meetings and the annual fee of $40,000.
(9)	Mr. Lunger elected to receive his compensation in the form of cash. His compensation consisted of fees of $21,000 for attending Board and committee meetings and the annual fee of $50,000, which included the fee for chairing the Audit and Finance Committees during 2010.
(10)	Mr. Miclot elected to receive his compensation in the form of deferral to a savings account with interest. Compensation to Mr. Miclot consisted of fees of $10,500 for attending Board and committee meetings and the annual fee of $30,000.
(11)	Mr. Miles elected to receive his compensation in the form of deferral to a savings account with interest. Compensation to Mr. Miles consisted of fees of $25,000 for attending Board and committee meetings and the annual fee of $40,000.
(12)	Mr. Smith elected to receive his compensation in the form of cash. Compensation to Mr. Smith consisted of fees of $6,000 for attending Board and committee meetings and the annual fee of $6,667. Mr. Smith retired from the Board in May 2010.

In 2007, the Governance Committee of the Board adopted a plan to move all directors to a May annual grant schedule, rather than the historic anniversary date grant schedule. Because all directors were on a grant schedule of every third year, the Governance Committee implemented a transition plan to effectuate the change to an annual grant schedule. The transition to the annual grant took about three years, which was finalized in 2010. Under the transition plan every director received a pro-rated grant on the third anniversary of their last grant, as well as annual grants in May. The date and amount of the anniversary grant for each director varied depending upon when their service began and when the grant was made.

The following table shows grants issued to the Company’s Outside Directors for the year ended December 31, 2010.

Name	Grant Date	Market Price on Grant Date ($)	Stock Awards Granted (#)	Option Awards Granted (#)	Aggregate Number of Stock Awards Outstanding at 12/31/2010 (#)	Aggregate Number of Option Awards Outstanding at 12/31/2010 (#)
Dr. Michael C. Alfano	February 14, 2010	32.64	—	1,765
	May 11, 2010	35.91	1,110	8,900
	Total		1,110	10,665	4,250	35,316
Eric K. Brandt	May 11, 2010	35.91	1,110	8,900
	Total		1,110	8,900	3,387	45,410
Paula H. Cholmondeley	May 11, 2010	35.91	1,110	8,900
	Total		1,110	8,900	4,250	46,604
Michael J. Coleman	May 11, 2010	35.91	1,110	8,900
	Total		1,110	8,900	3,387	60,993
Dr. Wendy L. Dixon	May 11, 2010	35.91	1,110	8,900
	Total		1,110	8,900	—	—
William F. Hecht	March 21, 2010	34.52	—	1,022
	May 11, 2010	35.91	1,110	8,900
	Total		1,110	9,922	4,250	52,573
Leslie A. Jones	May 11, 2010	35.91	1,110	8,900
	Total		1,110	8,900	4,250	60,993
Francis J. Lunger	May 11, 2010	35.91	1,110	8,900
	Total		1,110	8,900	3,387	43,003
John L. Miclot	May 11, 2010	35.91	1,110	8,900
	Total		1,110	8,900	1,110	8,900
John C. Miles II	May 11, 2010	35.91	1,110	8,900
	Total		1,110	8,900	4,250	43,394

AUDIT AND FINANCE COMMITTEE DISCLOSURE

The Audit Committee was comprised of three directors in 2010, all of whom are independent as defined by the Listing Standards. In addition, Mr. Lunger has been designated by the Board as “Audit Committee Financial Expert” under applicable rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the Board. This charter is reviewed at least annually by the Audit Committee and the Board and amended as determined appropriate (a copy of this charter is attached to this Proxy Statement as Appendix B).

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Audit Committee approves and retains the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls, including internal control over financial reporting, and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”); and to issue a report thereon. The Audit Committee’s responsibility is to oversee these processes.

In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements with management and PwC. The Audit Committee discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA Professional Standards, Vol. 1 AU Section 380), as adopted by the PCAOB in Rule 3200 T.

In addition, the Audit Committee has discussed with PwC the firm’s independence from the Company and its management and has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence.

The Audit Committee discussed with PwC the overall scope and plans for their audits. The Audit Committee meets with PwC, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussions with management and PwC and the Audit Committee’s review of the representations of management and the report of PwC to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Form 10-K for the year ended December 31, 2010 filed with the SEC.

AUDIT AND FINANCE COMMITTEE

Francis J. Lunger	John C. Miles, II	John L. Miclot

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee appointed PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the financial statements of the Company and to audit the Company’s internal control over financial reporting for the year ending December 31, 2011.

In connection with the audit of the Company’s financial statements, it is expected that PwC will also audit the financial statements of certain subsidiaries of the Company at the close of their current fiscal years. A representative of PwC will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

Following is a summary of the fees billed to the Company by PwC for professional services rendered during 2010 and 2009, and are categorized in accordance with the rules of the SEC on auditor independence as follows (in thousands):

	2010 ($)	2009 ($)
Audit (1)	2,433	2,377
Audit related (2)	81	87
Tax (3)	152	137
Other	2	2
Total	2,668	2,603

(1)	The audit fees for the years ended December 31, 2010 and 2009, respectively, were for professional services rendered for each of the indicated fiscal years in connection with the audits of the Company’s annual Consolidated Financial Statements included in Form 10-K and review of quarterly Consolidated Financial Statements included in Form 10-Qs, or for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements. In addition, for the years ended December 31, 2010 and 2009, audit fees included professional services related to the audit of the Company’s internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.
(2)	The audit related fees for the years ended December 31, 2010 and 2009, respectively, were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services include consultations on financial accounting and reporting standards and certain attestation services.
(3)	Tax fees for the years ended December 31, 2010 and 2009, respectively, were for tax compliance related to tax audits in each of the indicated fiscal years.

The Audit Committee reviewed summaries of the services provided by PwC and the related fees and determined that the provision of non-audit services is compatible with maintaining the independence of PwC.

The Audit Committee has adopted procedures for pre-approval of services provided by PwC. Under these procedures, all services to be provided by PwC must be pre-approved by the Audit Committee, or can be pre-approved by the Chairman of the Audit Committee subject to ratification by the Audit Committee at its next meeting. Management makes a presentation to the Audit Committee (or the Chairman of the Audit Committee, as applicable) describing the types of services to be performed and the projected budget for such services. Following this presentation, the Audit Committee advises management of the services that are approved and the projected level of expenditure for such services. All of the fees reported above were approved by the Audit Committee in accordance with their procedures.

The proposal to ratify the appointment of PwC will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If there is an abstention noted on the proxy card for this proposal, the abstention will have the effect of a vote against the proposal, as it is a share represented by proxy and entitled to vote. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

The Audit Committee and the Board of Directors recommend a vote FOR ratification of the selection of PwC as independent registered public accounting firm for the Company.

PRINCIPAL BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information with respect to all persons or groups known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock as of March 28, 2011 (unless otherwise indicated).

	Shares Owned Beneficially
Five Percent Stockholders	Number	Percent
Massachusetts Financial Services Co 500 Boylston Street 10th Floor Boston, MA 02116	14,179,595(1)	10.1%
T. Rowe Price Associates, Inc. 100 E. Pratt Sreet Baltimore, MD 21202	10,381,268(2)	7.4%
Fiduciary Management, Inc. 100 East Wisconsin Avenue Suite 2200 Milwaukee, WI 53202	8,077,065(3)	5.7%
The Vanguard Group, Inc. PO Box 2600 V26 Valley Forge, PA 19482-2600	7,441,046(4)	5.3%

(1)	The ownership of shares for Massachusetts Financial Services Company is based on information contained in the Amended Schedule 13G filed by Massachusetts Financial Services Company on February 1, 2011 for the period ended December 31, 2010.
(2)	The ownership of shares for T. Rowe Price Associates, Inc. is based on information contained in the Amended Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 10, 2011 for the period ended December 31, 2010. These securities are owned by various individual and institutional investors, which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(3)	The ownership of shares for Fiduciary Management, Inc. is based on information contained in the Schedule 13G filed by Fiduciary Management, Inc. on February 9, 2011 for the period ended December 31, 2010.
(4)	The ownership of shares for Vanguard Group, Inc. is based on information contained in the Schedule 13G filed by Vanguard Group, Inc. on February 10, 2011 for the period ended December 31, 2010.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 28, 2011 held by (i) the Company’s CEO, Chief Financial Officer (“CFO”) and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers” or “NEO”), (ii), each director and nominee for director and (iii) all directors and executive officers of the Company as a group (based on 141,040,435 shares of Common Stock outstanding as of such date).

	Shares Owned Beneficially
Stock Ownership by Executive Officers and Directors	Number		Percent
Bret W. Wise	1,057,321	(1)	*
William R. Jellison	445,037	(2)	*
Christopher T. Clark	530,875	(3)	*
James G. Mosch	382,867	(4)	*
Robert J. Size	184,455	(5)	*
Dr. Michael C. Alfano	43,640	(6)	*
Eric K. Brandt	42,690	(7)	*
Paula H. Cholmondeley	57,727	(8)	*
Michael J. Coleman	114,778	(9)	*
Willie A. Deese	—	(10)	*
William F. Hecht	78,701	(11)	*
Leslie A. Jones	296,700	(12)	*
Francis J. Lunger	43,765	(13)	*
John L. Miclot	1,606	(14)	*
John C. Miles II	56,438	(15)	*
All directors and executive officers as a group (18 persons)	3,878,010	(16)	2.7

*	Less than 1%
(1)	This number includes 39,907 shares held direct by Mr. Wise, 500 shares held by Mr. Wise’s spouse, 2,000 shares held in an IRA account, 2,233 shares held in a 401(k) account of Mr. Wise, 3,210 shares allocated to the Company Employee Stock Ownership Plan (“ESOP”) account of Mr. Wise, 980,572 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2011 and 28,899 shares which could be acquired pursuant to the Supplemental Executive Retirement Plan (“SERP”) upon retirement or termination from the Company.
(2)	This number includes 20,087 shares held direct by Mr. Jellison, 3,000 shares held by Mr. Jellison’s family trust, 10,799 shares allocated to the Company ESOP account of Mr. Jellison, 387,204 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2011 and 23,947 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.
(3)	This number includes 22,503 shares held direct by Mr. Clark, 28,558 shares allocated to the Company ESOP account of Mr. Clark, 460,312 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2011 and 19,502 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.
(4)	This number includes 11,269 shares held direct by Mr. Mosch, 20,638 shares allocated to the Company ESOP account of Mr. Mosch, 336,612 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2011 and 14,348 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.
(5)	This number includes 6,668 shares held direct by Mr. Size, 2,774 shares allocated to the Company ESOP account of Mr. Size, 167,507 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2011 and 7,506 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.

(6)	This number includes 8,324 shares held direct by Dr. Alfano and 26,956 shares, which could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2011 and 8,360 shares of stock options which will vest when Dr. Alfano ceases to be a Board member.
(7)	This number includes 6,263 shares held direct by Mr. Brandt, 36,026 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2011 and 401 shares which could be acquired pursuant to the Deferred Plan when Mr. Brandt ceases to be a Board member.
(8)	This number includes 360 shares held direct by Ms. Cholmondeley, 37,220 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2011, and 7,856 shares which could be acquired pursuant to the Deferred Plan, 9,384 shares of stock options and 2,907 shares of restricted stock units that will vest when Ms. Cholmondeley ceases to be a Board member.
(9)	This number includes 19,463 shares held direct by Mr. Coleman, 12,600 shares held by Mr. Coleman’s spouse, 49,995 shares which could be acquired pursuant to exercise of stock options exercisable within 60 days of March 28, 2011 and 18,335 shares which could be acquired pursuant to the Deferred Plan, 10,998 shares of stock options and 3,387 shares of restricted stock units that will vest when Mr. Coleman ceases to be a Board member.
(10)	Mr. Deese was appointed to the Board in February 2011. He has no stock ownership as of March 28, 2011.
(11)	This number includes 44,708 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2011 and 21,878 shares which could be acquired pursuant to the Deferred Plan, 7,865 shares of stock options and 4,250 shares of restricted stock units that will vest when Mr. Hecht ceases to be a Board member.
(12)	This number includes 169,005 shares held direct by Mr. Jones, 46,000 shares held by Mr. Jones’ spouse, 49,995 shares which could be acquired pursuant to exercise of stock options exercisable within 60 days of March 28, 2011 and 16,452 shares which could be acquired pursuant to the Deferred Plan, 10,998 shares of stock options and 4,250 shares of restricted stock units that will vest when Mr. Jones ceases to be a Board member.
(13)	This number includes 863 shares held direct by Mr. Lunger, 33,619 shares which could be acquired pursuant to exercise of stock options exercisable and 760 shares of restricted stock units that will vest within 60 days of March 28, 2011 and 8,523 shares that could be acquired pursuant to the Deferred Plan when Mr. Lunger ceases to be a Board member.
(14)	This number includes 1,606 shares which could be acquired pursuant to the Deferred Plan when Mr. Miclot ceases to be a Board member.
(15)	This number includes 11,000 shares held direct by Mr. Miles, 32,929 shares which could be acquired pursuant to exercise of stock options exercisable within 60 days of March 28, 2011 and 10,465 shares of stock options and 2,044 shares of restricted stock units that will vest when Mr. Miles ceases to be a Board member.
(16)	This number includes 358,584 shares held direct by all directors and executive officers, 62,100 shares held by or for the benefit of others, 2,000 shares held in an IRA, 2,233 shares held in a 401(k) account, 126,861 shares allocated to employees’ ESOP accounts, 3,032,599 shares which could be acquired pursuant to the exercise of stock options exercisable and 760 shares of restricted stock units that will vest within 60 days of March 28, 2011. The number also includes 75,051 shares which could be acquired pursuant to the Deferred Plan, 58,070 shares of stock options and 16,838 shares of restricted stock units that will vest when directors cease to be Board members and 118,092 shares which could be acquired pursuant to the SERP, 21,050 shares of stock options and 3,772 shares of restricted stock units that will vest upon retirement or termination of executive officers from the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, the Company’s directors, certain officers and persons holding more than 10% of the Common Stock of the Company are required to report, within specified due dates, their initial ownership and any subsequent changes in ownership of the Company’s securities to the Securities and Exchange Commission. The required reporting period is two business days for most reports. The Company is required to describe in this proxy statement whether it has knowledge that any person required to file such report may have failed to do so in a timely manner. Based upon reports furnished to the Company and written representations and information provided to the Company by persons required to file reports, the Company believes that during fiscal year 2010, all such persons complied with all applicable filing requirements, except that, during the conversion to a new third party equity administration program, Form 4s were filed late for Messrs. Brandt, Coleman and Lunger for the vesting of Restricted Stock Units (“RSUs”) on July 31, 2010 and for each Director and Executive Officer for the quarterly dividend applied to RSUs on October 7, 2010.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The HR Committee of the Board is comprised of three directors, all of whom are independent under the Listing Standards of The NASDAQ Stock Market, Inc. (the “Listing Standards”), and operates under a written charter (a copy of the HR Committee Charter is attached to this Proxy Statement as Appendix D). The following report describes the components of the Company’s executive officer compensation programs and the basis on which compensation determinations are made with respect to the executive officers of the Company. The HR Committee has reviewed and discussed with management the Company’s CD&A section of this Proxy Statement. Based on such review and discussions, the HR Committee has recommended to the Board that the CD&A be included in this Proxy Statement. The Compensation Discussion and Analysis is incorporated by reference into the Company’s Form 10-K for the year ended December 31, 2010.

HUMAN RESOURCES COMMITTEE

Michael J. Coleman	Michael C. Alfano	Eric K. Brandt

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our policies and provides information and analysis of decisions we made concerning the compensation of the Company’s executive officers for 2010. This information describes the process and considerations on which compensation is earned and awarded to our executive officers and provides perspective on the tables and narrative that follow. The Human Resources Committee (referred to as the “Committee” in this Compensation Discussion and Analysis section) has reviewed and discussed with management this Compensation Discussion and Analysis. Based on that review and discussion, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this Proxy Statement.

The Committee is assisted in its work by the Company’s Corporate Human Resources Department. In addition, with respect to the compensation established for the Named Executive Officers for 2010, the Committee engaged an independent compensation consultant, Towers Watson, to advise on matters related to Chief Executive Officer (“CEO”) and other executive compensation.

As part of the review of the CEO’s compensation, the Committee reviews and approves goals and objectives for the Company which are relevant to the compensation of the Company’s CEO, evaluates the CEO’s performance with respect to those goals and objectives and determines, either as a Committee or together with the Board of Directors, the CEO’s total compensation level based on such evaluation and the other information described in this report. The Committee also reviews and approves compensation and incentive arrangements (including performance-based arrangements and bonus awards under the Annual Incentive Plan) for the Company’s other Named Executive Officers (as well as such other employees of the Company as the Committee may determine from time to time to be necessary or desirable) and the grant of awards pursuant to the Company’s Equity Incentive Plan.

General Compensation Philosophy and Objectives

The Committee’s compensation philosophy is to provide a compensation package that is designed to satisfy the following principal objectives:

•	to both attract and retain executives and key contributors with the skills, capabilities and experience necessary for the Company to achieve its business objectives. This requires that the Company’s compensation programs be competitive with market compensation practices;
•	to align the interests of management and employees with corporate performance and shareholder interests. This is accomplished by rewarding performance that is directly linked to achievement of the Company’s business plans, financial objectives and strategic goals, as well as increases in the Company’s stock price; and

•	to tie components of executives’ compensation to the Company’s performance by providing incentives and rewarding individual, team and collective performance, such as through the execution of actions that contribute to the achievement of the Company’s strategies and goals, including accomplishments within assigned functional areas and successfully managing their respective organizations.

The Committee believes that compensation paid to the Company’s executive officers should be competitive with the market, be aligned with the performance of the Company on both a short-term and long-term basis, take into consideration individual performance of the executive, and assist the Company in attracting and retaining key executives critical to the Company’s long-term success. The Company’s executive compensation program balances a level of fixed compensation with incentive compensation that varies with the performance of the Company and the individual executive. The Company’s base pay and benefit programs for executives are intended to provide basic economic security at a level that is competitive with the market for executive management for companies of similar size and scope. The annual and long-term incentive compensation programs reward performance measured against goals and standards established by the Committee, and are designed to encourage executives to increase shareowner value by focusing on growth in revenue and earnings, generation of cash flow and efficient deployment of capital, leading to increasing the Company’s stock price.

Other objectives of the total compensation program are to provide: the ability for executives to accumulate capital, predominantly in the form of equity in the Company, in order to align executive interests with those of the shareowners; a competitive level of retirement income; and in the event of certain circumstances, such as termination of employment in connection with a change in control of the Company, special severance protection to help ensure executive retention during the change in control process and to ensure executive focus on serving the Company and shareowner interests without the distraction of possible job and income loss.

In furtherance of the philosophy and objectives discussed above, the Committee has determined that the total compensation program for executive officers should consist of the following components:

•	Base salaries
•	Annual incentive awards based on achievement of annual objectives
•	Long-term incentive compensation
•	Retirement, health & welfare benefits
•	Certain post termination payments

Summary of Determination of Executive Compensation

The Company focuses on developing a total annual remuneration level for executives that is intended to be externally competitive and meet the Company’s compensation objectives. Salary ranges, annual bonus plan targets and equity compensation targets are developed using a “total remuneration” perspective.

Generally speaking, the Company designs its compensation programs such that there is a correlation between level of position and degree of risk of obtaining target compensation. Based on that guiding principle, the Company’s more senior executives with the highest levels of responsibility and accountability have a higher percentage of their total potential remuneration at risk, i.e., incentive and equity compensation, than do employees with lower levels of responsibility and accountability. This means that a higher proportion of their total potential compensation is based upon variable incentive pay and equity compensation, than is the case with the Company’s employees with lower levels of responsibility and accountability.

In establishing the Company’s executive compensation policies, compensation programs and awards in 2010, the Committee reviewed, for purposes of market comparison, the levels of current compensation at companies of similar size as the Company, using compensation surveys provided by Towers Watson. In its evaluation process, the Committee tries to identify companies of similar size and complexity to be included by Towers Watson in its survey, but because the Committee has found it difficult to identify a database which includes companies of similar size with the level of complexity of DENTSPLY, the Committee generally relies on size as the principal comparator. In November 2009, competitive data was developed by Towers Watson, using a Towers Watson database of compensation surveys. The database used by Towers Watson in 2009 was comprised of sixty four comparator companies generating annual revenues of $1 billion to $5 billion (“Peer Group”) and included the companies set forth in Appendix A to this proxy statement. This data from the Peer Group is considered by the Committee and compared with the compensation of the Company’s executive officers in evaluating the amount and proportions of base pay, annual incentive pay and long-term compensation, as well as the targeted total compensation value. In reviewing executive officers’ compensation, the Committee also considers recommendations from the CEO regarding total compensation for other executive officers. The Towers Watson report provides to the Committee historical and prospective total compensation components for each executive officer based on an analysis of the Peer Group data. Base pay and annual incentives are targeted to a range around the 50th percentile, and long-term incentives are targeted to a range between the 50th and 75th percentile of the Peer Group, subject to individual performance and experience factors of each executive officer. The Committee also reviewed compensation information provided by Towers Watson derived from a review of proxies by Towers Watson of fifteen companies (“Proxy Group”) believed to be similar to the Company. This data was reviewed as an additional reference point for comparison, particularly at the higher executive levels, and to validate the general survey data. When compared, the Proxy Group and Peer Group data were generally consistent with respect to the higher level executives. The analysis reflected that in general, the total direct compensation (base salary, annual incentive and annualized expected value of long-term incentives) of the Company’s executive officers is generally around the 50th percentile of the comparators. The Committee does not consider the overall wealth accumulation of executives in establishing the current level of compensation, except as it relates to meeting the Company’s stock ownership guidelines for officers, to the extent the prior year’s compensation is considered in the comparative analysis described above, and in recognition that the Company’s compensation program provides the opportunity over time for executives to build additional wealth.

Determination of Annual Base Salaries

In establishing base salaries of the Company’s executives, the Committee strives to reflect the external market value of a particular role as well as the experiences and qualifications that an individual brings to the role. The primary purpose of the base salaries is to pay a fair market-competitive rate in order to attract and retain key executives. Base salary adjustments are generally made annually and have in the past been awarded based on individual performance, level of responsibilities, competitive data from the Peer Group, employee retention efforts, the Company’s overall guidelines and annual salary budget guidelines. Base salaries are targeted to a range around the 50th percentile of the base pay paid by the Peer Group for a comparable role in order to ensure that the Company is able to compete in the market for outstanding employees without unduly emphasizing fixed compensation.

The starting point for the Committee in establishing base salaries and annual incentive awards is to review the total annual cash compensation of the executive officers with the total annual cash compensation for comparable positions in the Peer Group. In determining the total annual cash compensation of the executive officer, the Committee establishes a comparative base salary and what the annual incentive awards for the executive officers would be at the 100% target achievement level (as described in the Determination of Annual Incentive Awards section of this report), relative to comparable positions reflected in the Peer Group. Once the Committee establishes the appropriate range for base salaries, the Committee adjusts the base salary of the individual executive officer based on consideration of several factors, including individual performance, Company performance, the experience level of the executive, the nature and breadth of the executive’s responsibilities, and the desire to minimize the risk of losing the services of the executive to another company. Total direct compensation in relation to other executives, as well as prior year individual performance and performance of the business lines for which the executive is responsible, are also taken into consideration in determining any adjustment. The base salaries of the executive officers were reviewed in December 2009 in connection with the review of total compensation. The Committee concluded it was appropriate and applied the same philosophy and approach to executive compensation in 2010 as described above. The Committee recognized that the Company’s performance did not meet its budget expectations in 2009 due to the difficult economic condition; however, the Committee believes, based on the data available, that the Company performed better than the dental industry as a whole. As the Named Executives overall compensation is also affected by the performance of the Company’s stock price, just like the Company’s shareholders, and the Named Executives did not receive any increase in base salary in 2009, the Committee concluded it was appropriate to modestly increase the base salaries of the Named Executives in 2010. At its meeting in December 2009, the Committee, and the Independent members of the Board with respect to the CEO, approved base salaries for the Named Executive Officers for 2010 as follows:

Bret W. Wise, Chairman of the Board and Chief Executive Officer — $830,000

William R. Jellison, Senior Vice President and Chief Financial Officer — $405,000

Christopher T. Clark, President and Chief Operating Officer — $525,000

James G. Mosch, Executive Vice President — $410,000

Robert J. Size, Senior Vice President — $330,000

Determination of Annual Incentive Awards

As discussed above in the section on General Compensation Philosophy and Objectives, the Committee believes it is important to have a portion of the executive’s total annual cash compensation tied to the annual performance of the Company and its executives. It is intended that this component of the total compensation of executives be competitive with the market, but also reward executives for good performance and reduce the targeted compensation opportunity for performance that fails to meet the objectives established by the Committee. The Committee believes this helps to align the compensation and objectives of the executives with the Company and its shareholders. Target annual incentive awards are determined as a percentage of each executive’s base salary. The Committee determines the general performance measures and other terms and conditions of awards for executives covered under the Company’s annual incentive program, and the weight attributable to each performance goal for the Named Executive Officers. For executives below the level of the Named Executive Officers, the CEO and other executives establish the performance objectives and weighting based on direction provided in the Annual Incentive Plan.

The Committee annually reviews and establishes targets for annual bonus payouts to be applicable for the performance year. These targets are generally established at the beginning of the performance year in connection with the approval of the Company’s budget for such year. In establishing the target payouts, the Committee evaluates the compensation levels in the Peer Group. The Committee establishes performance targets for the executive officers, which if achieved at the 100% level, would result in annual bonuses that, in combination with base salary, are competitive in the 50th percentile range with the total annual compensation of comparable positions in the Peer Group. If the Company exceeds the targets established by the Committee, the executives will be rewarded with higher annual bonuses and if the Company falls below the targets, the executives’ bonuses will be reduced below the 100% target level. The general principle in setting targets and measuring performance is that management is responsible and accountable for the financial results of the Company. The annual incentive plan, which is largely based on the financial performance of the Company, provides that the Committee may adjust the net income component of the financial results, generally based on United States (“U.S.”) Generally Accepted Accounting Principles (“GAAP”) consistently applied, to address unique or significant events, whether positive or negative to U.S. GAAP net income, such as the impact of merger and acquisition activity, charges related to settlement of litigation, unbudgeted restructuring expenses or gains, interest carrying costs related to unbudgeted share repurchases, changes in accounting principles and the impact of significant or non-recurring unbudgeted one-time gains or losses, that were not considered in the targets set for the year, are not reflective of current operations, or benefit future periods.

As noted earlier, the Committee believes that employees in higher level positions should have a higher proportion of their total compensation delivered through pay-for-performance cash incentives; as a result, their total annual compensation will be more significantly correlated, both upward and downward, to the Company’s performance. The variability of the cash compensation of the Company’s executives is closely linked to annual financial results of the Company, delivering lower-than-market total cash compensation when financial performance is below targets set by the Committee and higher total cash compensation when the results are above such targets. Consistent with this principle, for 2010, the bonus targets for the Named Executive Officers ranged from 55% to 100% of base salary depending on the executive’s position, as set forth below.

Bret W. Wise, Chairman of the Board and Chief Executive Officer — 100%

William R. Jellison, Senior Vice President and Chief Financial Officer — 60%

Christopher T. Clark, President and Chief Operating Officer — 80%

James G. Mosch, Executive Vice President — 70%

Robert J. Size, Senior Vice President — 55%

As noted above, the actual annual incentive awards are based on an executive’s performance against objectives established by the Committee. Generally, the Committee expects awards, in the aggregate, to range from 90% to 110% of target. Awards may range from no award being earned to 200% of target, although attainment at the maximum award level would be extremely difficult and is not expected. Awards, for the positions of the Named Executive Officers over the last three years have ranged from 28.9% to 145.5% of target. The performance measures established by the Committee for the Named Executive Officers in 2010 were allocated 90% to financial and 10% to strategic objectives. The financial targets for the Named Executive Officers were the Company’s net income and internal sales growth, which are tied to the annual budget approved by the Board. In the case of operating executives who have responsibility for certain businesses, in addition to the targets for the Company’s income and sales growth, a portion of their annual target is comprised of the operating income and internal sales growth of those businesses. The targets for net income are set at levels so that minimal levels of achievement must be met in order for any incentive award to be paid. The Committee establishes objectives for net income and internal sales growth which it believes is challenging but fair and consistent with the executive compensation objectives described above. If the objectives are met, it is believed that the Company’s performance should lead to greater shareholder returns. The financial targets for 2010 for the Named Executive Officers, other than Messrs. Mosch and Size, who have direct operating business responsibility, were internal sales growth of 3.25% and corporate net income of $288.4 million. The Company’s target for internal growth of 3.25% was above what the Committee believed was the expected growth for the global dental consumables market in 2010; however, in light of the uncertainty in the economy, the Committee established a range for the internal growth target that would increase the attainment and payout under the plan if internal growth exceeded 3.5% and lower the attainment and payout under the plan if internal growth was lower than 2.5%. 60% of Mr. Mosch’s objectives and 50% of Mr. Size’s objectives were based on the same objectives as the other Named Executive Officers and the remaining amount of their target incentives were based on the sales growth and income from operations of the businesses for which they had responsibility. The components of Mr. Mosch’s and Mr. Size’s annual incentive compensation related to operating activities is not material and the Company believes it would be competitively harmful to disclose the operating business objectives as that would enable competitors to identify what the financial targets and business strategies are for certain specific operating businesses. The targets for the operating segments are set based on the projected budgets for the operating businesses and are meant to be challenging and which, if met, would result in the operating business outperforming its competition in the market. The three strategic objectives relate to the accomplishment of important strategic activities of the Company and as a component of the annual incentive is not material. Additionally, these objectives are competitively sensitive as they would reveal strategic activities considered important by the Committee and Board.

At its February 2011 meeting, the Committee reviewed the performance of the Company and its executives with respect to annual objectives to determine whether the Named Executive Officers had met or exceeded the 2010 performance goals. Annual cash incentive awards are determined by multiplying the results for each performance objective (i.e. the percentage of that target award payable based on performance) by the target award opportunity for each Named Executive Officer as described above, and then multiplied by the base salary as of December 31, 2010, the end of the performance period. As described above, the target net income used for annual incentive objective purposes is corporate reported net income, net of specific items consistent with the Annual Incentive Plan policy. The primary items that were excluded from reported net income for 2010 under this approach were unbudgeted share repurchases, acquisition related activity, legal settlements and restructuring and other costs. The Committee reviewed the performance of the Company relative to the strategic objectives and concluded they were fully met. Based on this review, and as the internal growth and corporate net income in 2010 were below the targets established by the Committee, the Named Executive Officers were paid bonuses at the percent of target as set forth below:

Bret W. Wise, Chairman of the Board and Chief Executive Officer — 70.7%

William R. Jellison, Senior Vice President and Chief Financial Officer — 70.7%

Christopher T. Clark, President and Chief Operating Officer — 70.7%

James G. Mosch, Executive Vice President — 88.7%

Robert J. Size, Senior Vice President — 97.0%

Long-Term Incentive Compensation

The third principal component in total compensation for the Company’s executives in 2010 was the award of stock options and restricted stock units (“RSUs”) under the Company’s Equity Incentive Plan.

The Committee believes that long-term incentive compensation serves an essential purpose in attracting and retaining senior executives and providing them long-term incentives to maximize shareholder value. We also believe that long-term incentive awards align the interests of the executive officers with those of our shareowners. Long-term incentive awards for executive officers generally are made annually, as part of the “total remuneration” approach to executive compensation, under the shareholder-approved DENTSPLY Equity Incentive Plan. The long-term incentive program is designed to reward mid- and long-term performance and was comprised of two components in 2010:

•	Stock option awards designed to reward stock price growth; and
•	RSU awards based on performance on operational, financial and strategic goals, as well as stock price growth.

A stock option becomes valuable only if the Company’s stock price increases above the option exercise price and the holder of the option remains employed for the period required for the option to vest. This provides an incentive for an option holder to remain employed by the Company and to maximize shareholder value. The Committee believes that equity-based compensation ensures that the Company’s executive officers have a continuing stake in the long-term success of the Company and is most closely aligned with the interest of shareholders.

Stock options have historically been granted at the Board meeting in December of each year as well as to newly hired executives at the Committee meeting which follows the executive’s employment date. Stock options are granted at the closing price on the day of the grant and accordingly, will have value only if the market price of the Company’s common stock increases after the grant date. As a result, stock option awards are designed to reward executives for increases in the Company’s stock price. Stock option grants become vested over three years — one-third at the end of each year following grant — and are exercisable for ten years from the grant date, subject to earlier expiration in the event of termination of employment or retirement. Under the terms of the Company’s Equity Incentive Plan, RSUs and unvested stock options are forfeited if the executive voluntarily leaves prior to a qualified retirement.

The Committee believes that the use of RSUs as part of the Company’s equity compensation program is consistent with current market practices, provides a greater opportunity for executives to build share ownership in the Company, provides an incentive for executives to remain with the Company and provides an equity vehicle that allows DENTSPLY to attract, motivate and retain the employee talent considered critical for achieving the Company’s goals. RSUs are generally granted in February, after the prior year’s financial results are known. Currently, RSUs vest after three (3) years, and the accomplishment of certain objectives for certain executive officers.

Equity Grant Practices and Changes in 2010

In 2010, the Committee reviewed the Company’s practices for equity incentive grants. Historically stock option grants have been made at the December meeting of the Committee and RSUs at the Committee’s February meeting. In 2010, the Committee evaluated these historic grant practices and determined that it would be more appropriate to make all regular equity grants at the same time, rather than having options granted in December and RSUs granted in February. In this regard the Committee decided it would be better to make all the regular equity grants in the February time frame, after the Company’s financial results are known for the prior year. Accordingly, there were no grants of stock options, which in prior years have comprised 70% of long-term incentive, in December 2010 and as a result, the value of the equity grants for 2010 shown in the Summary Compensation Table are significantly lower than in the prior years shown in the Summary Compensation Table.

The grant date utilized for the grants in the Summary Compensation and other tables below was the date the Committee or the Board approved the grants. Beginning in 2011, the expected value of equity grants will be determined by the Committee or Board of Directors, as applicable, at its February meeting. The grant date for such equity grants will be the third trading day after the Company releases its earnings for the prior year and the number of shares subject to such grants will be determined at that time based on the previously established expected values and the closing stock price on that day. When granted, stock options are granted with an exercise price equal to the closing price on the day of the grant and with RSUs the recipient is granted a right to a specified number of shares.

Determination of Stock Option and RSU Grants

Guidelines for the size and type of awards are developed based upon, among other factors, shares available for grant under the Equity Incentive Plan, the executive’s position in the Company, his or her contributions to the Company’s objectives and total compensation, as compared to the Peer Group. Larger equity awards are made to more senior executives so that a larger portion of their total potential compensation will be variable and will increase upon shareholder value creation. In determining the size of equity incentive grants to executive officers, the Committee generally targets a range between the 50th and 75th percentile of the Peer Group for persons holding comparable positions. The Committee then takes into consideration the Company’s performance against its business and financial objectives and its strategic plan, and individual performance, as well as the allocation of overall share usage attributed to executive officers. With respect to the number of RSUs granted in 2010, the Committee focused, in particular, on the performance of the Company over the prior three years, primarily based on performance of executives relative to objectives under the Annual Incentive Plan. Once the RSU grant target for each executive is established it may be adjusted up or down based on performance of the Company against the objectives under the Annual Incentive Plan for the prior three years, and the Company’s progress toward strategic objectives.

With respect to long-term incentive compensation, which for the Company is equity compensation, the Committee reviewed the competitive market data presented by Towers Watson. For stock option grants in December 2009, which were reviewed by the Committee as part of the evaluation of the 2010 total compensation of executive officers, 70% of the annualized expected value target established by the Committee was converted to an estimated number of stock options, and the remaining 30% of the annualized expected value was converted to RSUs. The split between stock options and RSUs was based both on comparisons to the market and the overall risk/reward tradeoff. With respect to the RSUs, the Committee considered the performance of the Company against the annual objectives for the past three years and progress by the Company against strategic objectives. Based on this review, the Committee determined that RSU grants in February 2010 should be made at 104.6% of targeted levels, which was the average performance of the Company relative to the annual objectives over the past three years. In this determination, the Committee also evaluated the results in 2007 – 2009 against both established earnings and sales targets and strategic objectives.

While equity awards under the Equity Incentive Plan generally involve no immediate cash cost, the Company does recognize expense for such awards in accordance with Accounting Standards Codification 718 Compensation-Stock Compensation (“ASC 718”).

Post-Termination Arrangements

Termination of Employment

The Company has entered into employment agreements with all of the Named Executive Officers. Each of these employment agreements provides that, upon termination of such individual’s employment with the Company as a result of the employee’s death, the Company is obligated to pay the employee’s estate the then current base compensation of the employee for a period of one year following the date of the employee’s death, together with the employee’s pro rata share of any incentive or bonus payments for the period prior to the employee’s death in the year of such death. Each of the employment agreements also provides that, in the event that the employee’s employment is terminated by the Company other than in a change of control of the Company (as defined in the agreements) without cause, or by the employee with good reason, the Company will be obligated to pay or provide to the employee, over a period of two years subsequent to termination of employment, (i) all compensation at the base salary rate immediately preceding the termination, and (ii) the payments and benefits that the employee would have received under employee benefit plans, programs or other arrangements of the Company or any of its affiliates in which the employee participated before their termination.

The amounts that each Named Executive Officer would receive in the event of a termination described above is set forth in the Potential Payment Upon Termination or Change in Control Tables on pages 44 to 46.

Termination following Change-in-Control

The Committee believes executive officers, including all the Named Executive Officers, who are terminated or elect to resign for “good reason” (as defined in the employment agreements) in connection with a change in control (as defined in the employment agreements) of the Company should be provided separation benefits. These benefits are intended to ensure that executives focus on serving the Company and shareholder interests during a change in control transaction or activity without the distraction of possible job and income loss.

The Company’s change-in-control benefits are consistent with the practices of companies with whom DENTSPLY competes for talent, and are intended to assist in retaining executives and recruiting new executives to the Company. As of the close of a transaction that results in a change in control of DENTSPLY, all outstanding equity grants awarded as part of the Company’s equity incentive compensation program become available to executives, that is, restrictions on all outstanding restricted stock units lapse and all non-exercisable stock options become exercisable. In the event that a termination of employment is made by the Company without cause or by the employee with good reason within a period of two (2) years after a change in control of the Company, the Company is required to pay to the Named Executive Officers, subject to the requirements of Section 409A(a)(2)(B) of the Internal Revenue Code, the benefits described in the paragraph above and the Potential Payment Upon Termination or Change in Control Tables below.

Retirement and Other Benefits

The Company also maintains standard benefits that are consistent with those offered by other major corporations and are generally available to all of the Company’s full time employees (subject to meeting basic eligibility requirements). The benefits described below are for U.S. employees; however, similar benefits are provided to non-U.S. employees based on local law and benefit programs.

DENTSPLY offers retirement benefits to its U.S. employees through tax-qualified plans, including an employee and employer-funded 401(k) Savings Plan and a discretionary Company-funded Employee Stock Ownership Plan (“ESOP”). The Committee allows for the participation of the executive officers in these plans, and the terms governing the retirement benefits under these plans for the executive officers are the same as those available for other eligible employees in the U.S. Similarly situated employees, including DENTSPLY’s executive officers, may have materially different account balances because of a combination of factors: the number of years that the person has participated in the plan; the amount of money contributed; and the investments chosen by the participant with regard to those plans providing for participant investment direction. These plans do not involve any guaranteed minimum returns or above-market returns as the investment returns are dependent upon actual investment results. Employees direct their own investments in the 401(k) Savings Plan. The ESOP is a defined contribution plan designed to allow employees, including executive officers, to accumulate retirement accounts through ownership of Company stock, and to allow DENTSPLY to make contributions or allocations to those funds.

DENTSPLY’s healthcare, insurance, and other welfare and employee-benefit programs are the same for all eligible employees, including the Named Executive Officers. DENTSPLY shares the cost of health and welfare benefits with its employees, a cost that is dependent on the level of benefits coverage that each employee elects. The Company also provides other benefits such as medical, dental and life insurance to each Named Executive Officer, in a similar fashion to those provided to all other U.S.-based DENTSPLY employees.

The Company maintains a very limited number of benefit programs that are only available to the Named Executive Officers and other senior employees qualifying for eligibility based on salary grade level. Such benefits include a Supplemental Executive Retirement Plan (“SERP”) and the DENTSPLY Supplemental Savings Plan (“DSSP”). The purpose of the SERP is to provide additional retirement benefits for a limited group of management employees, including the Named Executive Officers, whom the Board concluded were not receiving competitive retirement benefits. The Committee annually approves participants in the SERP. Contributions equal to 11.7% of total annual compensation (base salary and any annual incentive awards), reduced by Company contributions to the ESOP and 401(k) plans, are allocated to the participant’s accounts. No actual benefits are put aside for participants in the SERP and the participants are general creditors of the Company for payment of the benefits upon retirement or termination from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts, with stock units being distributed in the form of common stock at the time of distribution. Upon retirement or termination for any reason, participants in the SERP are paid the benefits in their account based on an earlier distribution election.

The DSSP is a deferred compensation plan that allows management employees of the Company to defer a portion of their base salary and annual incentive bonus, for payment at a future time, as elected by the participant. Deferred amounts are not funded by the Company but are a general obligation of the Company to administer and pay as set forth in the DSSP. The Plan is administered by T. Rowe Price, the Administrator of the Company’s retirement plans, and participants have the right to elect investment options for the deferred funds (except that Executive Officers may not defer base salary into Company stock because of implications under Section 16 of the Securities Exchange Act), which are tracked by the Administrator.

Stock Ownership Guidelines

Because the Committee believes in further linking the interests of management and the shareholders, the Company maintains stock ownership guidelines for its executives. The guidelines specify the number of shares that DENTSPLY’s executive management should accumulate and hold within six (6) years of the date of appointment to the executive position. “Stock ownership” is defined to include stock owned by the officer directly, stock owned indirectly through the Company’s retirement Plans, including SERP and DSSP, and stock awarded pursuant to the equity incentive program, other than stock options. Under the current guideline established by the Committee, executives are required to own Company common stock equal in value to a multiple of their base salary, as set forth below:

Chief Executive Officer	5x
Chief Operating Officer	3x
Senior Vice Presidents	2x
Vice Presidents	1x

All Named Executive Officers in their current positions were in compliance with the Stock Ownership Guidelines as of the end of 2010.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to the Named Executive Officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Stock option incentive awards generally are performance-based compensation meeting those requirements, and, as such, are believed to be fully deductible. The Committee generally seeks ways to limit the impact of Section 162(m); however, the Committee believes that the tax deduction limitation should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in compensation that is not deductible for federal income tax purposes. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible. The Committee has established a performance goal for the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer for the vesting of their RSUs granted in 2010, requiring the Company to be profitable over the three year vesting period, consistent with the performance based requirements established by 162(m).

Compensation Risk

The HR Committee, in conjunction with management, has reviewed the incentive compensation plans and programs of the Company relative to risk to the Company and has concluded it is not reasonably likely that such plans would have a material adverse effect on the Company. In addition, the HR Committee believes that the structure and administration of the executive compensation program does not encourage management to take excessive risk.

EXECUTIVE COMPENSATION TABLES

Summary Compensation

The following table sets forth the compensation earned by the Named Executive Officers for the fiscal year ended December 31, 2010. The Named Executive Officers are the Company’s CEO or Principal Executive Officer, CFO or Principal Financial Officer, and three other most highly compensated executive officers.

Summary Compensation Table
For Fiscal Year End December 31, 2010

Name and Principal Position (1)	Fiscal Year	Salary (7) ($)	Stock Awards (8) ($)	Option Awards (9) ($)	Non-Equity Incentive Plan Compensation (10) ($)	All Other Compensation (11) ($)	Total ($)
Bret W. Wise Chairman of the Board and Chief Executive Officer (2)	2010	830,000	988,684	—	586,500	152,068	2,557,252
	2009	815,000	966,838	1,700,149	470,300	204,647	4,156,934
	2008	815,000	1,019,530	1,142,519	902,200	214,484	4,093,733

William R. Jellison Senior Vice President and Chief Financial Officer (3)	2010	405,000	217,693	—	171,700	61,921	856,314
	2009	393,000	200,240	374,196	124,700	75,802	1,167,938
	2008	393,000	235,264	236,524	239,300	81,830	1,185,918

Christopher T. Clark President and Chief Operating Officer (4)	2010	525,000	732,529	—	296,800	86,631	1,640,960
	2009	500,000	483,419	663,347	216,400	109,429	1,972,595
	2008	500,000	411,752	571,132	415,100	115,935	2,013,919

James G. Mosch Executive Vice President (5)	2010	410,000	448,928	—	254,700	63,185	1,176,813
	2009	359,000	200,240	374,196	132,000	68,359	1,133,795
	2008	359,000	211,737	236,524	209,500	77,302	1,094,063

Robert J. Size Senior Vice President (6)	2010	330,000	163,261	—	176,100	68,879	738,240

(1)	Principal positions are the positions held during 2010.
(2)	Mr. Wise’s title changed to Chairman of the Board and Chief Executive Officer effective January 1, 2009. He was named Chairman of the Board, Chief Executive Officer and President of the Company effective January 1, 2007. Mr. Wise was appointed President and Chief Operating Officer effective January 1, 2006.
(3)	Mr. Jellison was reappointed Senior Vice President and Chief Financial Officer effective January 10, 2005. He served as a Senior Vice President in charge of an operating unit from October 13, 2002 to January 9, 2005. Mr. Jellison served as Senior Vice President and Chief Financial Officer from April 20, 1998 to October 12, 2002.
(4)	Mr. Clark was named President and Chief Operating Officer effective January 1, 2009. He was named Executive Vice President and Chief Operating Officer of the Company effective January 1, 2007. Mr. Clark was appointed Senior Vice President effective November 1, 2002.
(5)	Mr. Mosch was named Executive Vice President effective January 1, 2009. He was appointed Senior Vice President effective November 1, 2002.
(6)	Mr. Size was appointed Senior Vice President effective January 1, 2007. Mr. Size was not a NEO in 2009 or 2008.
(7)	Includes amounts deferred by the Named Executive Officer under the DENTSPLY Supplemental Savings Plan in 2008 and 2009. No salary amounts were deferred under the DSSP in fiscal year 2010.
(8)	Represents the grant date full fair value of compensation costs of RSUs granted for financial statement reporting purposes. Information regarding the calculation of these amounts for the fiscal year ended December 31, 2010 is included in Note 11, Equity, to the Company’s Consolidated Financial Statements on Form 10-K.

(9)	Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are included in Note 11, Equity, to the Company’s Consolidated Financial Statements on Form 10-K. In 2010, stock options usually granted in December were moved to February 2011 to have all equity incentive awards granted at one time during the year.
(10)	Amounts shown represent the Company’s Annual Incentive Plan awards for services provided in 2010, 2009 and 2008 that were paid in cash or deferred under the DSSP in 2011, 2010 and 2009, respectively. As of December 31, 2010, there were no earnings on outstanding non-equity incentive plan awards.
(11)	Amounts shown are described in the All Other Compensation table that follows.

Refer to the CD&A section for a complete description of the components of compensation, along with a description of the material terms and conditions of each component.

For the Named Executive Officers, salary compensation as a percentage of total compensation are as follows: Mr. Wise — 32.5%, Mr. Jellison — 47.3%, Mr. Clark — 32.0%, Mr. Mosch — 34.8% and Mr. Size — 44.7%

Grants of Plan-Based Awards

The following table reflects the terms of compensation plan-based awards granted to Named Executive Officers in 2010:

2010 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Stock Unit Payouts Under Equity Incentive Plan Awards (7) (8)			All Other Stock Awards: Number of Stock Units (7)(#)	Exercise or Base Price of Option Awards (9)($/Share)	Grant Date Fair Value of Stock and Option Awards (10)($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum* (#)
Bret W. Wise
Incentive Compensation (2)		—	830,000	1,660,000	—	—	—	—	—	—
RSUs	2/4/2010	—	—	—	—	30,152	30,152	—	—	988,684
William R. Jellison
Incentive Compensation (3)		—	243,000	486,000	—	—	—	—	—	—
RSUs	2/4/2010	—	—	—	—	6,639	6,639	—	—	217,693
Christopher T. Clark
Incentive Compensation (4)		—	420,000	840,000	—	—	—	—	—	—
RSUs	2/4/2010	—	—	—	—	22,340	22,340	—	—	732,529
James G. Mosch
Incentive Compensation (5)		—	287,000	574,000	—	—	—	—	—	—
RSUs	2/4/2010	—	—	—	—	—	—	13,691	—	448,928
Robert J. Size
Incentive Compensation (6)		—	181,500	363,000	—	—	—	—	—	—
RSUs	2/4/2010	—	—	—	—	—	—	4,979	—	163,261

(1)	Amounts shown represent threshold, target and maximum amounts for the 2010 Annual Incentive Plan. The performance measures established by the HR Committee for the Named Executive Officers in 2010 were allocated 90% to financial and 10% to strategic objectives. The HR Committee established the targets on December 8, 2009. Financial target amounts would be achieved if budgeted net income and internal sales growth were achieved. For instance, Mr. Wise’s target was 100% of his salary ($830,000) if the Company achieved budgeted net income and internal sales growth between 2.5% and 3.5% in 2010, and met the strategic objectives. The minimum non-equity incentive compensation of 0% is earned if the Company’s net income is below 90% of budgeted net income and the strategic objectives are not met. Maximum amounts represent the greatest amounts that could be earned under the Annual Incentive Plan. Mr. Wise’s maximum was his base salary ($830,000) multiplied by his target incentive compensation percentage (100%) multiplied by 200%. Payments or deferrals made under the Annual Incentive Plan for

2010 are shown in the “Non-Equity Incentive Plan Compensation” column of the 2010 Summary Compensation Table. Refer to the CD&A for a description of the criteria for payment of Non-equity Incentive Plan Compensation.
(2)	Mr. Wise’s incentive compensation target was calculated at 100% of his base salary.
(3)	Mr. Jellison’s incentive compensation target was calculated at 60% of his base salary.
(4)	Mr. Clark’s incentive compensation target was calculated at 80% of his base salary.
(5)	Mr. Mosch’s incentive compensation target was calculated at 70% of his base salary.
(6)	Mr. Size’s incentive compensation target was calculated at 55% of his base salary.
(7)	These RSUs are credited with dividend equivalents and upon vesting are included in the stock distributed to recipients.
(8)	The RSUs granted to Mr. Wise, Mr. Jellison and Mr. Clark are subject to a service condition and performance requirements.
(9)	RSUs are granted with an exercise price equal to zero.
(10)	The grant date fair value of RSUs is the closing stock price on the date of grant.

Outstanding Equity Awards at Year End

The following table reflects the number and terms of stock option awards and stock awards outstanding as of December 31, 2010 for the Named Executive Officers:

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2)($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested ($)
Bret W. Wise	109,000	—	109,000	18.49	Dec. 11, 2012	—	—	—	—
	59,600	—	59,600	22.14	Dec. 15, 2013	—	—	—	—
	60,854	—	60,854	27.45	Dec. 13, 2014	—	—	—	—
	181,084	—	181,084	27.74	Dec. 13, 2015	—	—	—	—
	197,400	—	197,400	31.36	Dec. 12, 2016	—	—	—	—
	146,900	—	146,900	45.15	Dec. 10, 2017	—	—	—	—
	149,100	74,550	223,650	25.91	Dec. 08, 2018	—	—	—	—
	76,634	153,266	229,900	33.86	Dec. 08, 2019	—	—	—	—
						—	—	120,900	4,131,153
	980,572	227,816	1,208,388			—	—	120,900	4,131,153
William R. Jellison	69,000	—	69,000	18.49	Dec. 11, 2012	—	—	—	—
	59,600	—	59,600	22.14	Dec. 15, 2013	—	—	—	—
	41,836	—	41,836	27.45	Dec. 13, 2014	—	—	—	—
	20,200	—	20,200	26.69	Mar. 22, 2015	—	—	—	—
	72,434	—	72,434	27.74	Dec. 13, 2015	—	—	—	—
	42,500	—	42,500	31.36	Dec. 12, 2016	—	—	—	—
	33,900	—	33,900	45.15	Dec. 10, 2017	—	—	—	—
	30,867	15,433	46,300	25.91	Dec. 08, 2018	—	—	—	—
	16,867	33,733	50,600	33.86	Dec. 08, 2019	—	—	—	—
						—	—	19,993	683,161
	387,204	49,166	436,370			—	—	19,993	683,161
Christopher T. Clark	69,000	—	69,000	18.49	Dec. 11, 2012	—	—	—	—
	59,600	—	59,600	22.14	Dec. 15, 2013	—	—	—	—
	41,836	—	41,836	27.45	Dec. 13, 2014	—	—	—	—
	55,042	—	55,042	27.74	Dec. 13, 2015	—	—	—	—
	71,100	—	71,100	31.36	Dec. 12, 2016	—	—	—	—
	59,300	—	59,300	45.15	Dec. 10, 2017	—	—	—	—
	74,534	37,266	111,800	25.91	Dec. 08, 2018	—	—	—	—
	29,900	59,800	89,700	33.86	Dec. 08, 2019	—	—	—	—
						—	—	50,781	1,735,187
	460,312	97,066	557,378			—	—	50,781	1,735,187
James G. Mosch	24,900	—	24,900	15.58	Dec. 12, 2011	—	—	—	—
	69,000	—	69,000	18.49	Dec. 11, 2012	—	—	—	—
	59,600	—	59,600	22.14	Dec. 15, 2013	—	—	—	—
	41,836	—	41,836	27.45	Dec. 13, 2014	—	—	—	—
	55,042	—	55,042	27.74	Dec. 13, 2015	—	—	—	—
	32,900	—	32,900	31.36	Dec. 12, 2016	—	—	—	—
	30,500	—	30,500	45.15	Dec. 10, 2017	—	—	—	—
	30,867	15,433	46,300	25.91	Dec. 08, 2018	—	—	—	—
	16,867	33,733	50,600	33.86	Dec. 08, 2019	—	—	—	—
						26,473	904,582	—	—
	361,512	49,166	410,678			26,473	904,582	—	—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2)($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested ($)
Robert J. Size	20,000	—	20,000	18.85	June 02, 2013	—	—	—	—
	8,200	—	8,200	24.68	July 21, 2014	—	—	—	—
	14,262	—	14,262	27.45	Dec. 13, 2014	—	—	—	—
	16,778	—	16,778	27.74	Dec. 13, 2015	—	—	—	—
	13,800	—	13,800	28.57	Mar. 22, 2016	—	—	—	—
	32,900	—	32,900	31.36	Dec. 12, 2016	—	—	—	—
	24,900	—	24,900	45.15	Dec. 10, 2017	—	—	—	—
	24,000	12,000	36,000	25.91	Dec. 08, 2018	—	—	—	—
	12,667	25,333	38,000	33.86	Dec. 08, 2019	—	—	—	—
						19,962	682,102	—	—
	167,507	37,333	204,840			19,962	682,102	—	—

(1)	Options granted become exercisable over a period of three years after the date of grant at the rate of one-third per year, except that they become immediately exercisable upon death, disability or qualified retirement. Options generally expire ten years after the date of grant under these plans. The non-exercisable stock options with the following expiration dates will vest as indicated below:

Expiration Date	Vesting Schedules
12/08/2018	The remaining one third will vest December 8, 2011
12/08/2019	One third will vest December 8, 2011, the remaining one third will vest December 8, 2012
(2)	The Company’s stock options are granted at the Board meeting in December of each year to employees already in the equity incentive program, and to newly hired executive officers at the HR Committee meeting following the executive officer’s employment date. The exercise price reflects the closing price of DENTSPLY Common Stock on the date the Board approved the grant.
(3)	Stock options generally expire ten years after the grant date.
(4)	Restricted stock unit grants are cliff vested. Restrictions lapse and the units convert to shares of stock three years after the date of grant, except that they become immediately vested upon death, disability or qualified retirement. Restricted stock units have no expiration date. With respect to Mr. Wise, Mr. Jellison and Mr. Clark, vesting of restricted stock units is contingent upon the continued profitability of the Company. The restricted stock units with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
2/04/2008	vested on February 4, 2011
2/12/2009	will vest February 12, 2012
2/4/2010	will vest February 4, 2013
(5)	The market value represents the number of restricted stock units granted multiplied by December 31, 2010 stock closing market price of $34.17.

All Other Compensation

Name of Executive Officer	ESOP Stock Contribution (1)($)	401(k) Contribution (2)($)	SERP Contribution (3)($)	Perquisites > $10,000 (4)($)	Total Other Compensation ($)
Bret W. Wise	7,350	7,350	137,368	—	152,068
William R. Jellison	7,350	7,350	47,221	—	61,921
Christopher T. Clark	7,350	7,350	71,931	—	86,631
James G. Mosch	7,350	7,350	48,485	—	63,185
Robert J. Size	7,350	7,350	35,483	18,696	68,879

(1)	Represents the allocations to each of the U.S. Named Executive Officers’ DENTSPLY Employee Stock Ownership Plan balances for the year ended December 31, 2010. Pursuant to the terms of the ESOP Plan, non-vested ESOP shares forfeited by terminated employees and dividends earned on the forfeited shares are redistributed to the current ESOP participants, thus reducing the Company’s contribution requirement. The ESOP is a non-contributory defined contribution plan.
(2)	Represents the non-elective cash contributions by the Company into a 401(k) savings plan for each of the U.S. Named Executive Officers.
(3)	Represents Company credits for the 2010 Plan year to the DENTSPLY U.S. Supplemental Executive Retirement Plan, a non-contributory retirement plan for a select group of management and/or highly compensated employees. Additional information is provided in the Non-Qualified Deferred Compensation section.
(4)	Represents a one-time cost for relocation.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to the exercise of options and stock awards vested during the year ended December 31, 2010 and the value of options held at that date for the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bret W. Wise	—	—	—	—
William R. Jellison	78,300	1,431,491	6,350	207,582
Christopher T. Clark	41,700	923,634	10,618	347,102
James G. Mosch	16,800	370,672	4,929	161,129
Robert J. Size	—	—	—	—

Non-Qualified Deferred Compensation

Supplemental Executive Retirement Plan

Effective January 1, 1999 and amended December 10, 2002 and January 1, 2009, the Board adopted a Supplemental Executive Retirement Plan. The purpose of the SERP is to provide additional retirement benefits for a limited group of management employees, including the U.S. based Named Executive Officers, whom the Board concluded were not receiving competitive retirement benefits. Contributions equal to 11.7% of compensation reduced by ESOP contributions are allocated to the participants’ accounts. No actual benefits are put aside for participants and the participants are general creditors of the Company for payment of the benefits upon retirement or termination from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts, with stock units being distributed in the form of Company Common Stock at the time of distribution.

The SERP provides for the possible delay in the distribution of benefits as necessary to comply with applicable administrative or legal requirements. Subject to such provisions, benefits are distributed as set forth below. Upon retirement or termination for any reason, participants in the SERP are paid the benefits in their account based on an earlier election to have their accounts distributed immediately or in annual installments for up to five (5) years.

In the event of a participant’s death before his or her account has been distributed, distribution shall be made to the beneficiary selected by the participant within thirty (30) days after the date of death (or, if later, after the proper beneficiary has been identified).

In the event of a Change in Control as defined in this SERP, participants will be given the option to receive the value of their accounts in lump sums no later than sixty (60) days after the Change in Control. Optional distributions received subject to a change in control must represent the entire Supplemental Executive Retirement Accounts and will be subject to five percent (5%) penalty reductions.

All distributions under this SERP shall be based upon the amount credited to a participant’s account as of the last business day of the month immediately preceding the date of the distribution. The amount of installments payable to a participant electing distribution through installments shall be determined by dividing the aggregate balance of the participant’s vested account by the remaining number of installments, including the current installment to be paid.

The following table sets forth contributions, earnings and year-end balances for 2010, with respect to non-qualified deferred compensation plans for the Named Executive Officers.

DENTSPLY Supplemental Savings Plan

Effective January 1, 2008, the Board adopted the DENTSPLY Supplemental Savings Plan. The purpose of the DSSP is to provide select members of the management of the Company, including all of the U.S. based Named Executive Officers, an opportunity to defer up to 50% of their base salary and 100% of their earned bonuses. Deferred amounts are general obligations of the Company and participant’s accounts are unfunded. Participants are able to elect to have their deferred compensation (other than individual salary deferrals by Named Executive Officers to Company Stock) tracked relative to investment options that mirror the investment options under the Company’s 401(k), including Company stock.

Participation is restricted to a select group of management employees, as determined annually by the Company. The Company maintains a listing of the eligible employees. Participation in the DSSP is voluntary and participants must elect to enroll each year they are eligible to participate.

DSSP payments are made in accordance with participant or employer election, at a specified time, termination for any reason, an unforeseeable emergency, disability or death. Retirement does not apply for purposes of this DSSP. All payments will be distributed in the form of cash at the time of distribution.

All distributions under this DSSP shall be based upon the amount credited to a participant’s account as of the last business day of the month immediately preceding the date of the distribution. The amount of installments payable to a participant electing distribution through installments shall be determined by dividing the aggregate balance of the participant’s account by the remaining number of installments, including the current installment to be paid. It is understood that administrative or legal requirements may lead to a delay between such valuation date and the date of distribution.

The following table sets forth contributions, earnings and year-end balances for 2010, with respect to non-qualified deferred compensation plans for the Named Executive Officers.

Non-Qualified Deferred Compensation

Name	Plan Name	Executive Contributions ($)(1)	Registrant Contributions ($)(2)	Aggregate Earnings ($)		Aggregate Balance ($)(5)
Bret W. Wise	Supplemental Executive Retirement Plan	—	137,368	(24,848	)(3)	986,418
	DENTSPLY Supplemental Savings Plan	—	—	174,139	(4)	273,276
William R. Jellison	Supplemental Executive Retirement Plan	—	47,221	(22,473	)(3)	815,114
	DENTSPLY Supplemental Savings Plan	—	—	109,418	(4)	656,558
Christopher T. Clark	Supplemental Executive Retirement Plan	—	71,931	(17,355	)(3)	664,936
James G. Mosch	Supplemental Executive Retirement Plan	—	48,485	(12,894	)(3)	489,085
Robert J. Size	Supplemental Executive Retirement Plan	—	35,483	(6,460	)(3)	256,207
	DENTSPLY Supplemental Savings Plan	4,965	—	27,498	(4)	47,373

(1)	Participants in the DSSP can elect to contribute a portion of their salary and/or bonus into this plan. Amount represents an elected contribution to the DSSP accounts in 2010. It is included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. The SERP is fully funded by the Company; therefore, participants cannot contribute funds to the SERP.
(2)	Amounts represent unfunded credits allocated to participants’ accounts for 2010. They are included in the “All Other Compensation” column in the Summary Compensation Table.
(3)	Participants in the SERP can elect to have these benefits administered as savings with interest or stock unit accounts, with stock units being distributed in the form of Common Stock at the time of distribution. The amounts represent unfunded interest, depreciation, appreciation, and/or dividend credits allocated to participants’ accounts in 2010. Earnings are calculated using market rates. For this reason, these amounts are not reported in the “All Other Compensation” column in the Summary Compensation Table. Earnings are not reported to the Internal Revenue Service until withdrawn.
(4)	Deferred amounts are general obligations of the Company and participants’ accounts are unfunded. Participants are able to elect to have their deferred compensation tracked relative to investment options that mirror the investment options under the Company’s 401(k), including Company stock. All payments will be distributed in the form of cash at the time of distribution. The amounts represent unfunded interest, depreciation, appreciation, and/or dividend credits allocated to participants’ accounts in 2010. Earnings are calculated using market rates. For this reason, these amounts are not reported in the “All Other Compensation” column in the Summary Compensation Table.
(5)	The aggregate balance represents each participant’s vested balance at the end of 2010.

The table below discloses potential distributions of the SERP for the Named Executive Officers if they are terminated as of December 31, 2010:

Name of Officer	Retirement ($)	Employee Resignation ($)	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Bret W. Wise (1)	986,418	986,418	1,327,499	1,327,499	1,514,039	986,418
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum
William R. Jellison (2)	815,114	815,114	932,654	932,654	996,017	815,114
Frequency and Duration of Payment	Annual Installment for 5 Years	Annual Installment for 5 Years	Annual Installment for 5 Years	Annual Installment for 5 Years	Annual Installment for 5 Years	Annual Installment for 5 Years
Christopher T. Clark (3)	664,936	664,936	847,494	847,494	946,728	664,936
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum
James G. Mosch (4)	489,085	489,085	623,427	623,427	693,061	489,085
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum
Robert J. Size (5)	256,207	256,207	351,447	351,447	400,770	256,207
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum

(1)	Mr. Wise’s SERP account balance was $986,418 as of December 31, 2010. Mr. Wise would be entitled to additional contributions to the plan for the years 2011 and 2012, if he terminated his employment with the Company for cause or was terminated by the Company. Mr. Wise would be entitled to additional contributions to the plan for the years 2011, 2012 and 2013, if there was a change in control of the Company. Estimated contributions for 2011, 2012 and 2013 are based on Mr. Wise’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion ($245,000 maximum salary multiplied by 6%). Mr. Wise has elected to receive his SERP account distribution in a lump sum payment.
(2)	Mr. Jellison’s SERP account balance was $815,114 as of December 31, 2010. Mr. Jellison would be entitled to additional contributions to the plan for the years 2011 and 2012, if he terminated his employment with the Company for cause or was terminated by the Company. Mr. Jellison would be entitled to additional contributions to the plan for the years 2011, 2012 and 2013, if there was a change in control of the Company. Estimated contributions for 2011, 2012 and 2013 are based on Mr. Jellison’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion ($245,000 maximum salary multiplied by 6%). Mr. Jellison has elected to receive his SERP account distribution in annual installments over five years.
(3)	Mr. Clark’s SERP account balance was $664,936 as of December 31, 2010. Mr. Clark would be entitled to additional contributions to the plan for the years 2011 and 2012, if he terminated his employment with the Company for cause or was terminated by the Company. Mr. Clark would be entitled to additional contributions to the plan for the years 2011, 2012 and 2013, if there was a change in control of the Company. Estimated contributions for 2011, 2012 and 2013 are based on Mr. Clark’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion ($245,000 maximum salary multiplied by 6%). Mr. Clark has elected to receive his SERP account distribution in a lump sum payment.
(4)	Mr. Mosch’s SERP account balance was $489,085 as of December 31, 2010. Mr. Mosch would be entitled to additional contributions to the plan for the years 2011 and 2012, if he terminated his employment with the Company for cause, was terminated by the Company or there was a change in control of the Company. Estimated contributions for 2011, 2012 and 2013 are based on Mr. Mosch’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion ($245,000 maximum salary multiplied by 6%). Mr. Mosch has elected to receive his SERP account distribution in a lump sum payment.
(5)	Mr. Size’s SERP account balance was $256,207 as of December 31, 2010. Mr. Size would be entitled to additional contributions to the plan for the years 2011 and 2012, if he terminated his employment with the Company for cause, was terminated by the Company or there was a change in control of the Company. Estimated contributions for 2011 and 2012 are based on Mr. Size’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion ($245,000 maximum salary multiplied by 6%). Mr. Size has elected to receive his SERP account distribution in a lump sum payment.

Employment Agreements

The Company has entered into employment agreements with all of the Named Executive Officers. Each of these employment agreements provides that, upon termination of such individual’s employment with the Company as a result of the employee’s death, the Company is obligated to pay the employee’s estate the then current base compensation of the employee for a period of one year following the date of the employee’s death, together with the employee’s pro rata share of any incentive or bonus payments for the period prior to the employee’s death in the year of such death. Each of the employment agreements also provides that, in the event that the employee’s employment is terminated by the Company without “cause” (as defined in the employment agreements), or by the employee with “good reason” (as described in the employment agreements), the Company shall pay compensation and provide benefits for a period (the “Termination Period”) beginning on the date of the termination notice and ending on the earlier of (i) the second annual anniversary of the date of such termination notice; or (ii) the date on which the employee would attain age 65. During this period, (i) the Company will be obligated to pay the employee at the rate of salary being paid immediately before the termination, (ii) the employee will be entitled to receive bonus and incentive compensation in accordance with plans approved by the Board, (iii) the employee shall not be entitled to receive any further grants of stock options or equity incentives under any stock option or similar such plan subsequent to the date of termination notice, but equity grants shall continue to be exercisable, (iv) the employee will be entitled to receive the benefits that would have been accrued by him from participation under any pension, profit sharing, ESOP or similar retirement plan or plans of the Company or any affiliate, and (v) the employee shall receive continued coverage during the Termination Period under all employee disability, annuity, insurance, or other employee welfare benefit plans, programs or arrangements of the Company or any affiliate, provided that such coverage shall terminate for any such benefit on the earlier of the following events: (i) the covered person becomes eligible for similar type coverage under another employer’s group plans; (ii) the covered person becomes eligible for Medicare health benefits; or (iii) the covered person fails to pay the premium for such coverage by the due date thereof. In the event of death of employee during the Termination Period, the Company shall continue to make payments for a period that is the lesser of the remainder of the Termination Period or twelve (12) months, and shall pay any bonuses due on a pro-rata basis until the date of the employee’s death, to the employee’s designated beneficiary or, if no beneficiary has been effectively designated, then to the employee’s estate.

The employment agreements include a non-competition commitment and a commitment against disclosure of the Company confidential information and non-solicitation of Company employees.

The Company has also entered into employment agreements with certain other members of senior management having terms similar to those described above.

Potential Payments upon Termination or Change in Control

The tables below represent the amount of compensation to each of the Named Executive Officers of the Company in the event of termination from the Company under different circumstances. The amount due to each officer upon retirement, resignation, termination by the employee with cause, termination by the Company without cause, termination following a change in control and in the event of the death of the Named Executive Officer is provided. The amounts assume that the date of termination was December 31, 2010 and include actual amounts earned through that time and estimates of amounts which would have been paid as of such date. The stock price of DENTSPLY was assumed to remain at $34.17 per share, the closing price on December 31, 2010. Actual amounts to be paid may differ and can only be determined in the event of and at the time of the executive officers’ terminations from the Company.

Payments Made Upon Termination

The Named Executive Officer would be entitled to receive amounts earned during his employment, regardless of the reason for his separation from the Company. Those amounts include:

(1)	pro rata share of non-equity incentive compensation would be paid in February of the year following the year in which earned;
(2)	vested stock options could be exercised within 90 days of termination;
(3)	lump sum distributions would be made for amounts accrued and vested through the Company’s ESOP and 401(k) Plan;
(4)	distributions would be made based upon prior election for amounts accrued and vested through the Company’s SERP; and
(5)	lump sum distributions would be made for unused vacation pay.

Payments Made Upon Retirement

In addition to the items listed above, the Named Executive Officer would be entitled to the following:

(1)	all outstanding stock options and RSUs would vest as of the date of a qualified retirement (age 65, or age 60 with fifteen years of service), and the options expire the earlier of 5 years from that date or the original expiration date.

Payments Made Upon Termination for Cause by the Executive Officer, or Termination by the Company without Cause

If a Named Executive Officer separates from the Company with cause, or if the Company terminates the executive officer without cause, the Named Executive Officer would be entitled for the Termination Period, to the following:

(1)	full rate of salary immediately preceding the date of notice of termination, the first six months to be paid in a lump sum at the end of such six month period, and thereafter to be paid bi-weekly;
(2)	non-equity incentive compensation in accordance with the Annual Incentive Plan and based on the rate of salary immediately preceding the date of notice of termination, paid in February in the year following the year in which earned;
(3)	the employee shall not be entitled to receive any further grants of stock options or equity incentives under any stock option or similar such plan subsequent to the date of termination notice, but equity grants shall continue to be exercisable;
(4)	benefits that would have been accrued by him from participation under any pension, profit sharing, Employee Stock Ownership or similar retirement plan or plans of the Company or any affiliate;
(5)	the employee shall receive continued coverage during the Termination Period under all employee disability, annuity, insurance, or other employee welfare benefit plans, programs or arrangements of the Company or any affiliate, provided that such coverage shall terminate for any such benefit on the earlier of the following events:
a.	the employee becomes eligible for similar type coverage under another employer’s group plans;
b.	the employee becomes eligible for Medicare health benefits; or
c.	the employee fails to pay the premium for such coverage by the due date thereof.

Payments Made Upon Termination of Employment by the Executive Officer For Cause or the Company Terminates or Gives Written Notice of Termination to the Employee within Two (2) Years after a Change in Control

If, within two (2) years after a Change in Control the Named Executive Officer terminates employment for cause, or the Company terminates or gives written notice of termination of employment to the Named Executive Officer (regardless of whether with or without cause), the Company shall pay the following amounts to the Named Executive Officer in a single lump sum cash payment within five (5) business days of such termination (provided, that any amount that would be payable to the Named Executive Officer during the six (6) month period beginning on his date of termination and which would not otherwise be exempt from the application of Section 409A(a)(2)(B) of the Code shall be withheld and paid instead on the six (6) month anniversary of the date of termination.

(1)	An amount equal to three (3) times the executive officer’s current annual salary for Mr. Wise, Mr. Jellison, Mr. Clark, and Mr. Mosch, and an amount equal to two (2) times the executive officer’s current annual salary for Mr. Size;
(2)	An amount equal to three (3) times the executive officer’s annual incentive award for Mr. Wise, Mr. Jellison, Mr. Clark, and Mr. Mosch and an amount equal to two (2) times the executive officer’s annual incentive award for Mr. Size, for the year in which the termination occurs based on the target achievement of 100%; and
(3)	An amount equal to the benefits that would have been accrued by the Named Executive Officer for the three (3) year period from the date of termination for Mr. Wise, Mr. Jellison, Mr. Clark, and Mr. Mosch, and for the two (2) year period from the date of termination for Mr. Size, from participation by the employee under any pension, profit sharing, ESOP, SERP or similar retirement plan or plans of the Company or any affiliate in which the employee participated immediately before the termination, in accordance with the terms of any such plan (or, if not available, in lieu thereof be compensated for such benefits), based on service and compensation the employee would have had during such period.
(4)	Continued coverage for a two (2) year period from the date of termination under all employee disability, annuity, insurance, or other employee welfare benefit plans, programs or arrangements of the Company or any affiliate in which the Named Executive Officer participated immediately before the notice of termination, plus all improvements subsequent thereto (or, if not available or if required in order to comply with Code Section 409A, in lieu thereof be compensated in monthly cash payments for the premium-equivalent amount of such coverage and then be permitted to purchase such coverage, if available, by paying 100% of the premium cost for such coverage on an after-tax basis).

Certain Adjustments in Payments to Executive Officers

(1)	In the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the executive officer as described above, whether paid or payable or distributed or distributable pursuant to the terms of the employment agreement or otherwise (a “Payment”), would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, the Company shall pay the executive officer an additional amount (the “Gross-Up Payment”) such that the net amount retained by the executive officer after deduction of any excise tax imposed under section 4999 of the Code, and any federal, state and local income tax, employment tax, excise tax and other tax imposed upon the Gross-Up Payment, shall be equal to the Payment.
(2)	If the net after-tax benefit to the executive officer of receiving the Gross-Up Payment does not exceed the Safe Harbor Amount (as defined below) by more than 10% (as compared to the net after-tax benefit to the executive officer resulting from elimination of the Gross-Up Payment and reduction of the Payments to the Safe Harbor Amount), then (i) the Company shall not pay the executive officer the

Gross-Up Payment, and (ii) the provisions of paragraph (3) below shall apply. The term “Safe Harbor Amount” means the maximum dollar amount of parachute payments that may be paid to the participant under section 280G of the Code without imposition of an excise tax under section 4999 of the Code.
(3)	If the Company is not required to pay the employee a Gross-Up Payment as a result of the provisions of Paragraph (2) above, the Company will apply a limitation on the Payment amount as follows: The aggregate present value of the benefits paid to the executive officer (the “Separation Benefits”) shall be reduced (but not below zero) to the “Reduced Amount.” The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of such Separation Benefits without causing any Payment to be subject to the limitation of deduction under section 280G of the Code.

Payments Due Upon Death

If a named officer separates from the Company due to death, the Named Executive Officer’s beneficiaries would be entitled to the following:

(1)	salary at the rate immediately preceding the date of death for a period of one year from the date of death;
(2)	pro-rata share of non-equity incentive compensation based on the rate of salary immediately preceding the date of death, paid in February of the year following the year in which earned;
(3)	all outstanding stock options would vest as of the date of death and would be exercisable until the earlier of the stated expiration date of the option, or one (1) year from the date of death; and
(4)	contributions would be made to the Employee Stock Ownership, 401(k) and Supplemental Executive Retirement Plans for the year of the death and lump sum distributions would be made to the beneficiaries.

The following tables contain estimated potential payments that may be due to a Named Executive Officer should termination or change in control occur. Although the calculations are intended to provide reasonable estimates of potential payments, they are based on assumptions and may not represent the actual amount a Named Executive Officer would receive if a change occurred. The payments listed represent the incremental amounts due to the Named Executive Officer that exceed what the Named Executive Officer would have received without the termination, change in control or death. Not included in these tables are the following payments to which the NEOs are already entitled and have been reported in previous sections of this proxy:

•	amounts already earned under the Non-Equity Incentive Compensation Plan
•	the exercise of outstanding vested options (reported in the Outstanding Equity Awards at Fiscal Year End table)

Bret W. Wise

	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	1,660,000	1,660,000	2,490,000	830,000
Non Equity Incentive Compensation Plan	1,660,000	1,660,000	2,490,000	—
Stock Options	663,295	663,295	663,295	663,295
Stock Awards & Dividends	2,106,512	2,106,512	3,136,806	3,136,806
Employee Stock Ownership Plan	14,700	14,700	22,050	—
401(k)	14,700	14,700	22,050	—
Supplemental Executive Retirement Plan	341,081	341,081	527,621	—
Medical, Dental, Vision and Personal Accident Insurances	27,174	27,174	27,174	—
Long Term Disability Insurance	920	920	920	—
Basic Life and Accidental Death and Dismemberment Insurance	1,704	1,704	1,704	500,000
Gross-Up	—	—	3,822,449	—
Total	6,490,086	6,490,086	13,204,069	5,130,101

William R. Jellison

	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	810,000	810,000	1,215,000	405,000
Non Equity Incentive Compensation Plan	486,000	486,000	729,000	—
Stock Options	137,934	137,934	137,934	137,934
Stock Awards & Dividends	456,306	456,306	683,161	683,161
Employee Stock Ownership Plan	14,700	14,700	22,050	—
401(k)	14,700	14,700	22,050	—
Supplemental Executive Retirement Plan	117,540	117,540	180,903	—
Medical, Dental, Vision and Personal Accident Insurances	27,291	27,291	27,291	—
Long Term Disability Insurance	920	920	920	—
Basic Life and Accidental Death and Dismemberment Insurance	1,704	1,704	1,704	500,000
Total	2,067,096	2,067,096	3,020,013	1,726,095

Christopher T. Clark

	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	1,050,000	1,050,000	1,575,000	525,000
Non Equity Incentive Compensation Plan	840,000	840,000	1,260,000	—
Stock Options	326,355	326,355	326,355	326,355
Stock Awards & Dividends	971,829	971,829	1,735,187	1,735,187
Employee Stock Ownership Plan	14,700	14,700	22,050	—
401(k)	14,700	14,700	22,050	—
Supplemental Executive Retirement Plan	182,557	182,557	281,792	—
Medical, Dental, Vision and Personal Accident Insurances	27,174	27,174	27,174	—
Long Term Disability Insurance	920	920	920	—
Basic Life and Accidental Death and Dismemberment Insurance	1,704	1,704	1,704	500,000
Gross-Up	—	—	2,012,536	—
Total	3,429,939	3,429,939	7,264,766	3,086,541

James G. Mosch

	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	820,000	820,000	1,230,000	410,000
Non Equity Incentive Compensation Plan	574,000	574,000	861,000	—
Stock Options	137,934	137,934	137,934	137,934
Stock Awards & Dividends	436,761	436,761	904,582	904,582
Employee Stock Ownership Plan	14,700	14,700	22,050	—
401(k)	14,700	14,700	22,050	—
Supplemental Executive Retirement Plan	134,342	134,342	203,975	—
Medical, Dental, Vision and Personal Accident Insurances	27,174	27,174	27,174	—
Long Term Disability Insurance	920	920	920	—
Basic Life and Accidental Death and Dismemberment Insurance	1,704	1,704	1,704	500,000
Total	2,162,235	2,162,235	3,411,389	1,952,516

Robert J. Size

	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	660,000	660,000	660,000	330,000
Non Equity Incentive Compensation Plan	363,000	363,000	363,000	—
Stock Options	106,973	106,973	106,973	106,973
Stock Awards & Dividends	346,245	346,245	346,245	516,377
Employee Stock Ownership Plan	14,700	14,700	14,700	—
401(k)	14,700	14,700	14,700	—
Supplemental Executive Retirement Plan	95,240	95,240	95,240	—
Medical, Dental, Vision and Personal Accident Insurances	27,174	27,174	27,174	—
Long Term Disability Insurance	920	920	920	—
Basic Life and Accidental Death and Dismemberment Insurance	1,704	1,704	1,704	500,000
Total	1,630,657	1,630,657	1,630,657	1,453,350

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with recent legislation known as the Dodd-Frank Act, the Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers as disclosed in this Proxy Statement. This proposal is also referred to as the “Say-on-Pay vote.”

The Human Resources Committee of the Board of Directors has overall responsibility for evaluating and determining the Company’s executive compensation (other than for the Chief Executive Officer which is determined by the independent members of the Board). The Human Resources Committee is comprised of all independent directors. The Compensation Discussion and Analysis (“CD&A”) in this Proxy Statement provides an extensive description of the process and substance of the activity of the Human Resources Committee in determining executive compensation.

DENTSPLY’s compensation philosophy is designed to align each executive’s compensation with DENTSPLY’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to DENTSPLY’s long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to DENTSPLY’s stock price performance and to other performance factors that measure our progress against our strategic and operating plans. Below is a summary of some key points of our executive compensation program.

We emphasize pay for performance and tie a significant amount of our Named Executive Officers’ pay to performance.  Consistent with our performance based compensation philosophy, we reserve the largest portion of potential compensation for performance and equity based programs. Our performance based annual incentive program rewards short-term performance; while our equity awards, in the form of stock options and restricted stock units, coupled with our mandatory stock ownership guidelines, reward long-term performance and align the interests of our executives with those of our stockholders. The performance goals under our bonus program focus on objectives that the HR Committee believes can drive the Company’s performance.

We believe that our compensation programs are aligned with the long-term interests of our stockholders.  We believe that equity awards coupled with our stock ownership guidelines serve to align the interests of our executives with those of our long-term stockholders by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program. Stock options and restricted stock units more closely align the long-term interests of our executives with those of our stockholders because the recipient will realize a higher level of compensation if our stock price increases over the life of the option and restricted stock unit.

We provide competitive pay opportunities to attract and retain talented executive management.  The Human Resources Committee consistently reviews our executive compensation program to ensure that it provides competitive pay opportunities. We target the 50th percentile of the market for base salary and annual target cash compensation levels, and between the market 50th and 75th percentile for our equity compensation. This positioning places greater emphasis on long-term risk-based pay, alignment with stockholder interests and long-term retention.

Stockholders are urged to read the CD&A, which discusses in detail our compensation policies, procedures and practices, and the accompanying Executive Compensation Tables. The Human Resources Committee and the Board of Directors believe that these policies, procedures and practices are effective in implementing our compensation philosophy and in achieving the Company’s goals.

This advisory stockholder vote gives you, as a stockholder, the opportunity to endorse or not endorse our executive pay program and policies through the resolution below. We believe the philosophy and approach described in the CD&A and summarized above has worked well for the Company, as historically the Company has delivered solid performance and returns to its stockholders (reference is made to the chart on page 18 of the Company’s Form 10-K for the fiscal year ended December 31, 2010, showing performance of the Company’s stock relative to stock indices).

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders of DENTSPLY International Inc. (the “Company”) approve, on an advisory basis, the overall executive compensation policies and procedures employed by the Company for its Named Executive Officers disclosed pursuant to Item 402 of Regulation S-K, as described in the Compensation Discussion and Analysis and Tabular information set forth in the Proxy Statement for this Annual Meeting.”

Although the advisory vote is non-binding and will not require the Company to take any action, the Human Resources Committee and the Board will consider our stockholders’ vote and take any concerns into account in future determinations concerning our executive compensation program. The Board recommends that you indicate your support for the Company’s compensation policies and procedures for its Named Executive Officers, as outlined in the above resolution.

The Board of Directors unanimously recommends a vote FOR the approval, on an advisory basis, of the overall executive compensation policies and procedures employed by the Company for its
Named Executive Officers as described in the Compensation Discussion and Analysis and
Tabular information of this Proxy Statement.

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY TO HOLD VOTE ON EXECUTIVE COMPENSATION

Background

The Dodd-Frank Act enables our stockholders to indicate how frequently they believe we should seek an advisory “Say-On-Pay Vote.” Accordingly, we are seeking an advisory determination from our stockholders as to the frequency with which we should present a “Say-On-Pay Vote” to the stockholders. Stockholders have the option of selecting a frequency of three years, two years, one year, or abstaining.

For the reasons described below, our Board of Directors recommends that our stockholders select a frequency of three years.

•	A triennial approach more closely aligns “Say-On-Pay” with the goal of avoiding a short-term view in corporate governance and executive pay arrangements. It would be less likely to subject DENTSPLY’s compensation plans to short-term pressures from hedge funds and other constituencies seeking to apply pressures unrelated to long-term corporate performance.
•	The triennial approach provides regular input by stockholders, while allowing stockholders to better judge our compensation programs in relation to our long-term performance. This benefits our institutional and other stockholders, who have historically held our stock over the long-term.
•	Our executive compensation program is designed to operate over the long-term and is designed to support long-term value creation. Equity awards, mainly in the form of stock options and restricted stock units, have historically represented the majority of our executives’ compensation. Stock options and restricted stock units provide significant leverage if our long-term growth objectives are achieved, while placing a significant portion of our executives’ compensation at risk if our long-term objectives are not achieved.
•	A triennial vote will provide our HR Committee and our Board sufficient time to thoughtfully evaluate the results of the most recent advisory vote on executive compensation, discuss the implications of the vote with our stockholders, and develop and implement any changes to our executive compensation program that may be appropriate in light of the vote. A triennial vote will also allow for any changes to our executive compensation program to be in place long enough for stockholders to review and evaluate the effectiveness of these changes.
•	The composition and level of compensation paid to executives in the market evolves over multiple years. By allowing more time between votes, a triennial approach will allow the Company to engage in more thoughtful analysis and review evolving practices in the market to ensure our compensation programs reflect best practices.

The following resolution will be submitted for a stockholder vote at the annual meeting:

“RESOLVED, that an advisory stockholder vote to approve the compensation paid to DENTSPLY’s Named Executive Officers, as disclosed in the CD&A, compensation tables and narrative discussion, be submitted to DENTSPLY’s stockholders every: (i) three years, (ii) two years or (iii) one year; with such frequency that receives the highest number of votes cast being the preferred advisory vote of stockholders.”

This vote is advisory, and therefore not binding on the Company, the HR Committee or our Board of Directors. Stockholders are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice as among the frequency options.

The Board of Directors recommends a vote for every “THREE YEARS” as the frequency for an advisory vote on the compensation of our Named Executive Officers.

PROXY DELIVERY STATEMENT

As permitted by law, one copy of the Company’s Proxy Statement and Annual Report is delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement and Annual Report. We believe this “Householding” approach provides greater convenience for our stockholders, as well as cost savings for us by reducing the number of duplicate documents that are sent to the same address.

The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and Annual Report to any stockholders residing at an address to which only one copy was delivered. Requests for additional copies should be directed to Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services (“Broadridge”), Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Stockholders residing at the same address and currently receiving multiple copies of the Proxy Statement and Annual Report may also contact Broadridge, as noted above, to request that only a single copy of such document be mailed in the future.

We strongly encourage your participation in the Householding program, and believe that it will benefit both you and the Company. Not only will it reduce the volume of duplicate information that you receive in your household, but it will also reduce our printing and mailing costs.

STOCKHOLDER COMMUNICATIONS STATEMENT

The Board has no specific formal process for security holders to send communications to the Board. The Board does not believe a specific process is necessary in the event security holders wish to direct communications to a Board member. All Board members, including their committee assignments, are identified each year in the Company’s Proxy Statement. Communications which are intended for Board members can be sent to the Company for delivery to individual Board members. All mail received will be opened and screened for security purposes and mail determined to be appropriate and within the purview of the Board will be delivered to the respective Board member to which the communication is addressed. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Corporate Governance Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

STOCKHOLDER PROPOSALS FOR PROXY STATEMENT AND NOMINATIONS

Stockholder proposals that are intended to be presented at the Company’s Annual Meeting to be held in 2012 must be received by the Company no later than December 22, 2011 and must otherwise comply with Rule 14a-8 under the Securities Exchange Act, as amended, in order to be included in the proxy statement and proxy relating to that meeting.

The Company’s by-laws provide that advance notice of stockholder-proposed business to be brought before an Annual Meeting must be given to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder’s name and address, the class and number of shares beneficially owned by the stockholder, and any material interest of the stockholder in such business. In order to be brought before the 2012 Annual Meeting, stockholders must notify the Company in writing, in accordance with the procedures set forth above, of any stockholder-proposed business no later than February 24, 2012.

The Company’s by-laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee’s age, business address, residence address, principal occupation or employment, number of shares of Common Stock of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder’s name and address as they appear on the Company’s books and the number of shares of Common Stock of the Company owned beneficially by such person.

FORM 10-K

STOCKHOLDERS MAY OBTAIN AN ADDITIONAL COPY (WITHOUT EXHIBITS) OF THE COMPANY’S ANNUAL FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE BY WRITING TO: INVESTOR RELATIONS DEPARTMENT, DENTSPLY INTERNATIONAL INC., SUSQUEHANNA COMMERCE CENTER — SUITE 60W, 221 WEST PHILADELPHIA STREET, YORK, PENNSYLVANIA 17405-0872.

CORPORATE GOVERNANCE GUIDELINES

A copy of the Company’s Corporate Governance Guidelines and Policies are available on the Company’s website at www.dentsply.com under the “Investor Relations” section.

OTHER MATTERS

The Board knows of no matters which are to be brought before the Annual Meeting other than those set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, the person named in the enclosed proxy card, or his duly appointed substitute acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with his judgment on such matters.

APPENDIX A

DENTSPLY INTERNATIONAL INC.
EXECUTIVE PAY ANALYSIS
COMPARATOR COMPANIES IN $1 — $5 BILLION REVENUE GROUP

A.O. Smith
Allergan
AMETEK
Arysta LifeScience North America
Beckman Coulter Inc.
Biogen Idec
Bio-Rad Laboratories
Brady
Callaway Golf
Catalent Pharma Solutions
Celgene
Cephalon
CommScope
ConvaTec
Covance
Curtiss-Wright
Donaldson
Endo Pharmaceuticals
FANUC Robotics America
First Solar
Forest Laboratories
GAF Materials
Garmin
General Atomics
Genzyme
GTECH
H.B. Fuller
Hanesbrands
Harman International Industries
Hospira
IDEXX Laboratories
International Flavors & Fragrances
Invensys Controls
Invensys Process Systems
J.M. Smucker	Kaman Industrial Technologies
KLA-Tencor
Leggett and Platt
Lexmark International
Life Technologies
Mary Kay
Millipore
Mine Safety Appliances
Molson Coors Brewing
NewPage
Nycomed US
Plexus
Polaris Industries
PolyOne
Purdue Pharma
Quintiles
Ralcorp Holdings
Regal-Beloit
Rockwell Collins
Sensata Technologies
Shire Pharmaceuticals
Sonoco Products
Spirit AeroSystems
Tellabs
Thomas & Betts
Tupperware
VWR International
W.R. Grace
Watson Pharmaceuticals
TOTAL COMPANIES: 64

A-1

APPENDIX B

DENTSPLY INTERNATIONAL INC.
Audit And Finance Committee Charter

I.	PURPOSE

The primary function of the Audit and Finance Committee (the “Audit Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities related to corporate accounting and financial reporting disclosures, corporate financing activities, treasury activities and risk management activities relating to financial matters. It shall be the policy of the Audit Committee to maintain free and open communication between the Board, the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Company’s annual report on Form 10-K or for performing other audit, review or attest services for the Company (referred to herein as the “independent auditor”), the internal auditors and the management of the Company.

II.	ORGANIZATION
A.	Members. The Audit Committee shall be composed of directors who are independent, as defined by the Securities and Exchange Commission (the “SEC”) and The NASDAQ Stock Market LLC (“NASDAQ”), and are free of any relationship that, in the opinion of the Board, as evidenced by its election of such members, would interfere with their exercise of independent judgment as an Audit Committee member. Each member of the Audit Committee shall be qualified to serve on the Audit Committee pursuant to the requirements of NASDAQ, and any other additional requirements the Board deems appropriate. The Audit Committee shall be composed of not less than three members. At least one member of the Audit Committee must be designated by the Board as the “audit committee financial expert,” as defined by the SEC pursuant to the Sarbanes-Oxley Act of 2002 (the “Act”).
B.	Meetings. The Audit Committee shall meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Audit Committee and/or management of the Company. A majority of the members of the Audit Committee shall constitute a quorum. The Audit Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide information as necessary. The Audit Committee will meet privately from time to time with representatives of the Company’s independent auditor, the internal auditor and management. Reports of meetings of the Audit Committee shall be made to the Board accompanied by any recommendations for matters that require approval of the Board. Written minutes of meetings shall be duly filed in the Company’s records.
III.	FUNCTIONS
A.	Financial Oversight and Reporting. The Audit Committee shall have the role and responsibility for monitoring and overseeing the management, gathering and reporting of financial data and information, which shall include:
•	The appointment, compensation, retention and oversight of the independent auditor, who will report directly to the Audit Committee;
•	Review and approve the plans for, scope and results of the annual audit with the independent auditor, address any significant financial reporting issues that arose during the audit and their resolution, and recommend to the Board the Company’s financial statements for inclusion in the Annual Report on Form 10-K;
•	Review and approve the Company’s independent auditor’s annual engagement letter, including the proposed fees contained therein, as well as all audit and permitted non-audit engagements and relationships between the Company and such independent auditor as provided in the Act and the SEC rules and regulations promulgated thereunder. Approval of audit and permitted non-audit services will be made by the Audit Committee or by the Chairman of the Audit Committee and the Chairman shall report such approval to the Audit Committee at the next scheduled meeting for ratification by the Audit Committee;
•	Review the performance of the Company’s independent auditor, including the lead partner of the independent auditor;
•	Evaluate the independence of the Company’s independent auditor in accordance with SEC rules and regulations;
•	Review, approve and make recommendations to management concerning the plans, scope, budget and results, and staffing for the internal audit function and address any significant issues raised by the internal audit function;
•	Review with management, the Company’s independent auditors and the director of the Company’s internal auditing department critical accounting policies and practices, significant developments in accounting rules and recommended changes in the Company’s methods of accounting and application of such practices, recommendations and accounting principles to the Company’s financial reporting. Receive periodic reports from the Company’s independent auditors, management and head of the Company’s internal auditing department regarding significant accounting or financial reporting developments and their impact, if any, on the Company;
•	Review:
º	The adequacy and effectiveness of the Company’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Company’s internal audit function; and
º	The yearly report prepared by management, and attested to by the Company’s independent auditors, assessing the effectiveness of the Company’s internal control over financial reporting.
•	Review and address disagreements, if any, between management and the independent auditor regarding financial reporting;
•	Prepare the report of the Audit Committee required by the rules of the SEC to be included in the Company’s annual proxy statement;
•	Review with the chief executive officer, chief financial officer and independent auditors, periodically, the following:
º	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and
º	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
•	Review and assess the adequacy of this Charter on an annual basis; and
•	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Audit Committee or the Board deems necessary or appropriate.

B.	Treasury and Finance. The Audit Committee shall oversee and receive periodic reports from management on the following matters, and shall provide updates and recommendations to the Board of Directors on such matters:
•	Capital Structure. Receive reports from management about the current capital structure and proposed changes to the capital structure, make recommendations to the Board regarding such proposals, review and approve policies and procedures with respect to debt management, financial risk management, credit management and global cash investment management;
•	Dividend Policy. Review analyses from management about the current dividend policy of the Company and provide recommendations to the Board of Directors;
•	Financing Activities. Review analyses from management including accounting, tax and financing activities associated with proposed material financing transactions, including derivative instruments, and provide recommendations to the Board of Directors;
•	Capital Expenditures. At the request of the Board, review specific projects proposed by management as well as perform a post implementation review of major projects;
•	Benefit Plan Funding Matters. Review reports from management concerning the funding requirements for the Company’s employee benefit plans;
•	Insurance. Review the Company’s significant insurance coverage and the related costs; and
•	Tax. Review tax compliance programs and the tax optimization strategies of the Company.
C.	Information Technology. Review information technology strategies and plans with respect to corporate goals, industry trends, and competitive advantages. Review and assess the security of computer systems and applications and contingency and disaster recovery plans for computer system and data centers, particularly with respect to the processing of financial information.
D.	Ethics Code. Review and take appropriate action concerning any reports, anonymous or otherwise, from internal or external sources regarding financial fraud activity or actions by employees in violation of the Company’s Code of Ethics concerning financial matters.
E.	Compliance. The Audit Committee shall review with the Board any material issues that arise with respect to the quality or integrity of the Company’s financial statements or the Company’s compliance with legal or regulatory requirements related to financial matters or to its reporting requirements, including, but not limited to, matters concerning violations of the Foreign Corrupt Practices Act and similar laws and regulations.
F.	Investigations and Studies; Outside Advisors. The Audit Committee shall secure independent expert advice to the extent the Audit Committee determines appropriate, including retaining independent counsel, accountants, consultants or others, to assist the Audit Committee in fulfilling its duties and responsibilities. The cost of such independent expert advisors to be borne by the Company. The Audit Committee may conduct or authorize investigations into, or studies of matters within the Audit Committee’s scope of responsibilities.

While the members of the Audit Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Audit Committee, except to the extent otherwise provided under applicable federal or state law.

APPENDIX C

DENTSPLY INTERNATIONAL INC.
Corporate Governance And Nominating Committee Charter

I.	PURPOSE

The primary function of the Corporate Governance and Nominating Committee (the “Governance Committee”) is to assist the Board of Directors (the “Board”) of DENTSPLY International Inc. (the “Company”) in the establishment of criteria for the selection and nomination of Board members and to establish policies and procedures for the governance of the Company and the Board. The Governance Committee shall report to the Board on matters relating to the activities of the Governance Committee.

II.	ORGANIZATION
A.	Members. The Governance Committee shall consist of directors who are independent, as defined by The NASDAQ Stock Market (“NASDAQ”) and Securities and Exchange Commission (“SEC”) rules, and are free from any relationship with the Company or management of the Company that, in the opinion of the Board, as evidenced by its election of such Governance Committee members, would interfere with the exercise of independent judgment as a Governance Committee member.
B.	Meetings. The Governance Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Governance Committee and/or management of the Company. A majority of the members of the Governance Committee shall constitute a quorum. The Governance Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide information as necessary. Written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the Governance Committee shall be made to the Board accompanied by any recommendations for matters that require approval of the Board.
III.	FUNCTIONS

The Governance Committee shall have the following specific responsibilities:

•	Review the qualifications of and recommend to the Board (i) those persons to be nominated for membership on the Board who shall be submitted to the shareholders for election at each Annual Meeting of Shareholders, including consideration of candidates recommended by shareholders in accordance with the by-laws and procedures of the Company and (ii) the nominees for directors to be elected by the Board to fill vacancies and newly created directorships;
•	Establish criteria for membership on the Board and its Governance Committees, such as experience, business interests, diversity and qualifications for membership on Board Governance Committees;
•	Evaluate Company policies relating to the recruitment of directors and aid in recruiting and attracting qualified candidates to serve on the Board;
•	Consider and appraise the performance of incumbent members of the Board in the context of determining whether to recommend that they be nominated for re-election;
•	Assess and make recommendations to the Board concerning (i) the size and composition of the Board and (ii) the size and composition of Governance Committees of the Board;
•	Recommend appointments of directors as members and chairs of Governance Committees of the Board;
•	Periodically review and recommend Governance Guidelines and Policies;
•	Establish policies and procedures applicable to directors and executive officers regarding related person transactions (as required to be disclosed by item 404(a) of Regulation S-K), including the review and approval of such transactions;

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•	Review and approve service by executives of the Company on outside boards of profit and non-profit organizations, as it deems appropriate, and in such process designate whether it is service which is requested or required by the Company;
•	Review the compensation of the members of the Board for services as a director or member of any Governance Committee of the Board and make recommendations to the Board concerning the fixing of such compensation;
•	Subject to the Company by-Laws, review insurance and indemnification for Directors and Officers of the Company and make recommendations to the Board regarding such matters;
•	Review periodically new legislation, regulations and other developments relating to Governance of the Company and the Company’s Code of Conduct. Make recommendations to the Board for any changes, amendments and modifications to the Code that the Governance Committee determines appropriate;
•	Review and report to the Board annually concerning Board member independence, as defined by the NASDAQ rules;
•	Direct and manage the evaluation of the functioning of the Board in accordance with procedures established by the Board and make recommendations to the Board on implementation of changes; and
•	Review proposals received from shareholders for consideration by the Board or inclusion in the Company’s Proxy Statement and recommend to the Board, as necessary, the handling and response to such proposals.

The Governance Committee may retain, at the Company’s expense, such independent counsel or other consultants or advisors as it deems necessary. The Governance Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Company.

While the members of the Governance Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Governance Committee, except to the extent otherwise provided under applicable federal or state law.

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APPENDIX D

DENTSPLY INTERNATIONAL INC.
Human Resources Committee Charter

I.	PURPOSE

The primary function of the Human Resources Committee (the “HR Committee”) is to provide general oversight and assistance to the Board of Directors (the “Board”) for the organizational structure of DENTSPLY International Inc. (the “Company”) and the compensation and hiring plans, policies and practices of the Company, including specifically the compensation of the executive officers.

II.	ORGANIZATION
A.	Composition. The HR Committee shall consist of directors who are independent, as defined by The NASDAQ Stock Market (“NASDAQ”) and Securities and Exchange Commission (“SEC”) rules, and are free from any relationship with the Company or management of the Company that, in the opinion of the Board as evidenced by its appointment of such HR Committee members, would interfere with the exercise of independent judgment as a HR Committee member.
B.	Meetings. The HR Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the HR Committee and/or management of the Company. A majority of the HR Committee shall constitute a quorum. Written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the HR Committee shall be made to the Board accompanied by any recommendations to the Board for matters that the HR Committee determines requires approval of the Board.
III.	FUNCTIONS
A.	General. The HR Committee’s general responsibility is to oversee the Company’s employment, hiring and compensation plans, personnel practices and policies, and assure that the senior executives of the Company and its wholly-owned affiliates are compensated effectively in a manner consistent with the stated compensation strategy of the Company, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies. The HR Committee shall communicate to shareholders, as deemed appropriate or as required by the SEC or other regulatory body, the Company’s compensation policies and practices. More specifically, the HR Committee shall be responsible for the following:
•	Reviewing periodically the appointments, promotions and performance of certain officers of the Company and the potential successors of the principal executive officers of the Company, as the HR Committee shall designate, and making recommendations to the Board with respect to such matters to the extent it deems appropriate;
•	Review from time to time and approve the Company’s stated compensation strategy to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports organization objectives and shareholder interests;
•	Review annually and determine the individual elements of total compensation for the executive management of the Company and communicate in the annual Board Compensation Committee Report to shareholders the factors and criteria on which the executive officers’, including the Chief Executive Officer, compensation for the last year was based;
•	Assure that the Company’s executive incentive compensation program(s) are administered in a manner consistent with the Company’s compensation strategy as to participation, target annual incentive awards, corporate financial goals, and actual awards paid to executive management;

D-1

•	Approve, subject to shareholders’ approval when appropriate, all new equity-related incentive plans for senior management;
•	Recommend to the Board participants in the Company’s Supplemental Executive Retirement Plan;
•	Review the recruitment, hiring and promotion practices of the Company and its subsidiaries in the light of applicable legal requirements and corporate governance policies established by the Board;
•	Receive and review annually or otherwise, as the HR Committee shall deem appropriate, reports on significant matters and actions taken in connection with the operation and administration of the employee benefits plans of the Company and its subsidiaries;
•	Review with the Chief Executive Officer matters relating to management succession;
•	If appropriate, hire experts in the field of executive compensation and other matters related to the functions of the HR Committee to assist the HR Committee with its areas of responsibility; and
•	Such other duties and responsibilities as may be assigned to the HR Committee, from time to time, by the Board of the Company, or as designated in Company plan documents.
B.	Consultants. The HR Committee shall at all times have the authority to retain and terminate any compensation consultants or other advisors to assist it in any aspect of the evaluation of executive compensation or on any other subject relevant to the HR Committee’s responsibilities, including the authority to approve such consultant’s or advisor’s fees and other retention terms.
C.	Equity Compensation Plan. The HR Committee shall administer the Equity Incentive Plans (the “Plans”), including but not limited to:
•	Consider relevant market data and Company and individual performance relative to the types and size of awards;
•	Participating in the establishment of plan guidelines and general size of overall grants;
•	Making grants;
•	Interpreting the Plans;
•	Determining rules and regulations relating to the Plans;
•	Modifying existing or canceling existing grants and substituting new ones (with the consent of the grantees);
•	Approving any exceptions to receive retiree treatment; and
•	Authorizing foreign subsidiaries to adopt plans pursuant to the provisions of the Plans.

D-2

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER
221 WEST PHILADELPHIA ST.- Suite 60W
YORK,PA 17405-0872

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
01 Michael C. Alfano	☐	☐	☐
02 Eric K. Brandt	☐	☐	☐
03 William F. Hecht	☐	☐	☐
04 Francis J. Lunger	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2 TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, TO AUDIT FINANCIAL STATEMENTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2011.	☐	☐	☐
3 TO APPROVE BY NON-BINDING ADVISORY VOTE, THE COMPENSATION OF THE COMPANY'S EXECUTIVE OFFICERS.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	3 years	2 years	1 year	Abstain
4 TO RECOMMEND, BY NON-BINDING ADVISORY VOTE, THE FREQUENCY OF VOTING ON EXECUTIVE COMPENSATION.	☐	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000106072_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

DENTSPLY INTERNATIONAL INC.
Solicited on behalf of the Board of Directors of DENTSPLY International Inc.

The undersigned stockholder of DENTSPLY International Inc. (the "Company") hereby appoints Deborah M. Rasin as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at the Company's World Headquarters, 221 West Philadelphia St., York, Pennsylvania, Suite 60W, on Wednesday, May 25, 2011, commencing at 9:30 a.m., local time, and at any adjournment or postponement thereof, as indicated on the reverse side. This proxy also provides voting instructions for shares held by T. Rowe Price Retirement Plan Services, Inc., the trustee for the DENTSPLY International Inc. Employee Stock Ownership Plan (the "ESOP") and/or DENTSPLY International Inc. 401(k) Savings Plan (the "401 (k)"), I hereby instruct you to (a) vote the shares of Common Stock, par value $.01 per share ("Common Stock") of DENTSPL Y International Inc. (the "Company") allocated to the ESOP and/or 401(k) account in accordance with the directions on the reverse side and (b) to grant a proxy to the proxy nominated by the Company's Board of Directors authorizing her to vote in her discretion upon such other matters as may properly come before the meeting.

This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be voted by mail, Internet or telephone, in time to reach the Company's proxy tabulator, Broadridge Financial Solutions, by 11:59 p.m. Eastern Time on Tuesday, May 24, 2011 for all registered shares to be voted, and by 5:00 p.m. Eastern Time on Friday, May 20, 2011, for the Trustee to vote the Plan shares.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000106072_2 R1.0.0.11699